DATED 21ST DECEMBER 1998




                              A. ANDREW AND OTHERS


                                     - and -


                              ELEMENTS (UK) LIMITED


                                     - and -


                           INTERFACE GRAPHICS LIMITED





                   ------------------------------------------
                            SHARE PURCHASE AGREEMENT
                                 BY WAY OF DEED
                   ------------------------------------------










                                   WILDE SAPTE
                                  1 Fleet Place
                                 London EC4M 7WS

                               Tel. 0171 246 7000
                               Fax. 0171 246 7777

                                TABLE OF CONTENTS


Clause        Heading                                                Page Number

1.            DEFINITIONS AND INTERPRETATION...................................1
2.            SALE AND PURCHASE................................................8
3.            CONDITIONS PRECEDENT.............................................9
4.            INITIAL CONSIDERATION AND DEFERRED CONSIDERATION................10
5.            POSITION PENDING COMPLETION.....................................12
6.            COMPLETION......................................................16
7.            DELIVERY TO SOLICITORS..........................................19
8.            WARRANTIES......................................................19
9.            MEASURE OF DAMAGES..............................................20
10.           LIMITATION OF WARRANTORS' LIABILITY.............................22
11.           COVENANTS OF THE COVENANTORS....................................24
12.           POWER OF ATTORNEY...............................................26
13.           WAIVERS.........................................................27
14.           POST-COMPLETION OPERATION.......................................27
15.           COSTS AND WITHHOLDINGS..........................................28
16.           ASSIGNMENT......................................................28
17.           ANNOUNCEMENTS...................................................28
18.           JURISDICTION....................................................29
19.           NOTICES.........................................................30
20.           INVALIDITY......................................................30
21.           FURTHER ASSURANCE...............................................30
22.           ENTIRE AGREEMENT................................................31
23.           TIME OF THE ESSENCE.............................................31
24.           COUNTERPARTS....................................................31


SCHEDULE 1 - Part I - The External Vendors....................................33
SCHEDULE 1 - Part II - The Employee Vendors...................................34
SCHEDULE 2 - The Company......................................................36
SCHEDULE 3 - Confirmation of No Claims - Part 1 - Directors and Secretary.....37
SCHEDULE 3 - Confirmation of No Claims - Part 2 - The Vendors.................38
SCHEDULE 3 - Confirmation of No Claims - Part 3 - Auditors....................39
SCHEDULE 4 - The Warranties...................................................40
SCHEDULE 5 - The Property - Property Details..................................71

--------------------------------------------------------------------------------
 AGREED FORM DOCUMENTS                                     CLAUSE REFERENCE
--------------------------------------------------------------------------------
 o    Shareholders' powers of attorney                     Clause 6.2.1
--------------------------------------------------------------------------------
 o    Deed of Tax Covenant                                 Clause 6.2.3
--------------------------------------------------------------------------------
 o    Disclosure Letter                                    Clause 6.2.4
--------------------------------------------------------------------------------
 o    Certificate of Non-Crystallisation                   Clause 6.2.8
--------------------------------------------------------------------------------
 o    Shareholders' resolution of the Company adopting     Clause 6.2.12
      new articles of association
--------------------------------------------------------------------------------
 o    Board minutes of the Company                         Clause 6.3
--------------------------------------------------------------------------------
 o    Board resolution of the Purchaser
--------------------------------------------------------------------------------
 o    Indemnity in respect of lost share certificates      Clause 6.2.2
--------------------------------------------------------------------------------
 o    Termination Agreement                                Clause 6.2.13
--------------------------------------------------------------------------------
 o    Vendors' Solicitors Undertaking                      Clause 6.2.9
--------------------------------------------------------------------------------

THIS DEED is made the 21st December 1998

BETWEEN:

(1) THE SEVERAL PERSONS whose names and addresses are set out in Schedule 1 (together the "VENDORS");

(2) ELEMENTS (UK) LIMITED, a company registered in England and Wales with registered number 02888039 and having its registered office at 48 Margaret Street, London W1N 7FD (the "PURCHASER"); and

(3) INTERFACE GRAPHICS LIMITED, a company registered in Scotland with registered number SC137315 and having its registered office at Sandport House, 17 Coburg Street, Edinburgh EH6 6ET (the "COMPANY")


WHEREAS:

(A) The Vendors are together the beneficial owners of the whole of the issued and allotted share capital in the Company and each of the Vendors is the beneficial owner of the number of shares in the Company set against his name in Schedule 1.

(B) The Vendors have agreed to sell and the Purchaser has agreed to buy the whole of the issued and allotted share capital in the Company on the terms and conditions hereinafter contained.


NOW IT IS HEREBY AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

        In this Deed (including the Recitals and Schedules),  unless the context
        otherwise  requires  or  except  as  otherwise   expressly  provided:

     1.1   DEFINITIONS

           "ACCOUNTS" means in relation to the Company its audited financial statements including its balance sheet as at the Last Accounts Date, an audited profit and loss account (including any notes thereto) of the Company for the financial year ended on the Last Accounts Date and all reports, accounts, and other documents required by law to be included in or attached thereto;

           "AGREED  FORM"  means  in  a  form   approved  by   the  Parties  and
           initialled for identification by or on behalf of the Vendors and the Purchaser;

           "BUSINESS" means the business of the Company as carried on as at the Completion Date;

           "BUSINESS DAY" means any day (other than a Saturday or a Sunday) which is not a public or bank holiday in England or in Scotland;

           "COMPANIES ACT" means the Companies Act 1985 (as amended by the Companies Act 1989);

           "COMPLETION" means the completion of the sale and purchase of the Shares in accordance with Clause 6;

           "COMPLETION DATE" means 31st January 1999 or such other date as shall be agreed in writing between the Parties;

           "CONDITIONS PRECEDENT" means the conditions set out in Clause 3;

           "CONSIDERATION SHARES" means such number of Common Shares of $0.01 each in the capital of Unidigital as are admitted to NASDAQ and as shall in aggregate have a value of (pound)131,992.05 and which shall rank pari passu in all respects and form a class with the existing Common Shares of Unidigital to be allotted and issued to the Employee Vendors pursuant to Clause 6.4;

           "COVENANTORS" means the External Vendors, John O Warren, Alistair Fisher and Margaret Craig (all of whose addresses are set out in Schedule 1);

           "DEED OF TAX COVENANT" means a deed of covenant in the Agreed Form to be executed by the Vendors and delivered on Completion;

           "DEFERRED CONSIDERATION" means the consideration due to the Vendors pursuant to Clauses 4.4 to 4.7 (inclusive);

           "DISCLOSURE LETTER" means the letter of even date herewith in the Agreed Form (which may be updated by or on behalf of the Warrantors prior to Completion) and which is to be delivered to the Purchaser by or on behalf of the Warrantors and accepted by or on behalf of the Purchaser respectively on the date hereof and at Completion;

           "EMPLOYEE VENDORS" means the persons whose names and addresses are set out in Schedule 1 Part II;

           "ENVIRONMENTAL LAWS" means any legislation (including regulations, codes of practice, circulars or guidance notes made thereunder) relating to environmental matters including (without limitation):-

           a) waste;

           b) contaminated land;

           c) discharges to land, ground and surface water and sewers;

           d) emissions to air;

           e) noise;

           f) dangerous, hazardous and toxic substances and materials;

           g) nuisance; and

           h) health and safety.

           "EXTERNAL VENDORS" means the persons whose names and addresses are set out in Schedule 1 Part I;

           "EXISTING FLOATING CHARGE" means the floating charge dated 25th October 1993 granted to the Governor and Company of the Bank of Scotland by the Company;

           "FINANCIAL YEARS" means each of the financial years of the company ending on 31st August 2000 and 31st August 2001;

           "GROUP" shall have the meaning ascribed thereto in section 262 of the Companies Act 1985;

           "INITIAL CONSIDERATION" means the consideration due to the Vendors pursuant to Clause 4.1;

           "INTELLECTUAL PROPERTY RIGHTS" has the meaning ascribed thereto in paragraph 8.1 of Schedule 4 Part 1;

           "LANDLORDS" means Knowe Properties Limited, a Company registered in Scotland with registered number 48970, and having its registered office at 37 Queen Street, Edinburgh, EH2 1JX.

           "LAST ACCOUNTS DATE" means 31st May 1998;

           "LEASES" means (i) lease between the Landlords and the Company dated 25th January and 9th February and registered in the Books of Council Session on 14th June 1994 as varied and extended by a Minute of Variation and Extension of Lease between the Landlords and the Company dated 7th and 23rd April 1997 as further varied by Minutes of Variation of Lease between the Landlords and the Company dated 4th October 1998 and subsequent dates; and (ii) Lease between the Landlords and Coda Technologies Limited constituted by missives dated 24th and 26th August as amended by letters dated 25th and 28th October and registered in the Books of Council Session on 3rd November 1994 as further amended by letters of 24th May and 29th June 1995 as assigned and varied by Minute of Assignation and
           Variation between the Landlords, the Company and the said Coda Technologies Limited dated 12th October 1998 and subsequent dates.

           "LP(MP)A" means the Law of Property (Miscellaneous Provisions) Act 1994;

           "PROFIT" means the profit on the ordinary activities of the Company before taxation; extraordinary items and after reasonable management charges up to a maximum of (pound)56,000 in any of the Financial Years for each Financial Year as shown by the audited profit and loss account of the Company for the Financial Year in question, such audited profit and loss account to be prepared in accordance with the Company's standard accounting policies and procedures; "PROPERTY" means the property short details of which are set out in Schedule 5;

           "PURCHASER" means Elements (UK) Limited or its successors in title and permitted assigns (as the case may be) in terms of this Agreement;

           "PURCHASER'S SOLICITORS" means Wilde Sapte of 1 Fleet Place, London EC4M 7WS;

           "SHARES" means all the shares in the capital of the Company allotted or in issue at Completion;

           "TAX" includes all present taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or European Community institution, in each case whether in the United Kingdom or elsewhere, together with any penalties, additions, fines, surcharges or interest relating thereto, and "TAXATION" and cognate expressions shall be construed accordingly;

           "TAXES  ACT" means the Income  and Corporation Taxes  Act 1988;

           "TAX WARRANTIES" means the Warranties in Part 4 of Schedule 4;

           "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

           "TERMINATION AGREEMENT" means a termination agreement in the Agreed Form to be executed by John Hackland Craig (1) and Barry Edward Sealey and others (2) and the Company (3) and delivered at Completion;

           "UNIDIGITAL" means Unidigital Inc. a Delaware Corporation having its principal place of business at 545 West 45th Street, New York, NY 10036 U.S.A.;

           "UNITED KINGDOM" means England, Wales, Scotland and Northern Ireland as defined in Schedule 1 to the Interpretation Act 1978 and includes the territorial sea of the United Kingdom and any area designated by Order in Council under sub-section 1(7), Continental Shelf Act 1964;

           "VAT" means value added tax as provided for in VATA 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental thereto and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

           "VATA 1994" means the Value Added Tax Act 1994;

           "VENDORS" means the Employee Vendors and the External Vendors or their respective personal representatives and estates;

           "VENDORS' SOLICITORS" means Messrs. Henderson Boyd Jackson WS of 9 Ainslie Place, Edinburgh EH3 6AU;

           "VENDORS' SOLICITORS' UNDERTAKING" means the undertaking in the Agreed Form to be given by the Vendors' Solicitors at Completion;

           "WARRANTIES"  means the  representations and  warranties set  out  in
           Schedule 4 and any other representations and warranties contained in this Deed; and

           "WARRANTORS" means:

           (a) In relation to any Warranties not set out in Schedule 4 and the Warranties numbered 2 and 3 in Schedule 4 Part I, each of the Vendors; and

           (b) in relation to the Warranties numbered 1 and 4 to 12.5 (inclusive) in Schedule 4 and the Warranties set out in Parts 2 to 4 (inclusive), John O Warren, Alistair Fisher, Barry E Sealey, Christopher J Shaw and Margaret A Craig (all of whose addresses are set out in Schedule 1).

          1.2       INTERPRETATION

          1.2.1 any reference to the provisions of any statute or subordinate legislation or of any rule made by a local authority and having the effect of law shall be deemed to include reference to the same as in force (including any amendment or re-enactment or consolidation) at the time the matter relating thereto occurs PROVIDED THAT the liability of each Party shall not thereby exceed the amount of the liability of such Party which would have arisen had no such amendment, re-enactment or consolidation taken place after the date hereof;

          1.2.2 any reference to a person being "connected with" another person means (a) any person connected with such other person (and "connected with" bears the meaning set out in section 839 of the Taxes Act); and/or (b) any company under the control of such other person (and "control" bears the meaning set out in section 840 of the Taxes Act);

          1.2.3 words and expressions defined in the Companies Act shall bear the same meanings herein;

          1.2.4 words denoting one gender include all genders, words denoting individuals or persons include corporations and trusts and vice versa, words denoting the singular include the plural and vice versa, and words denoting the whole include a reference to any part thereof;

          1.2.5 clause and paragraph headings are inserted for ease of reference only and shall not affect construction;

          1.2.6 references to Recitals, Clauses, Sub-clauses, Paragraphs, Sub-paragraphs and Schedules are to the recitals, clauses, sub-clauses, paragraphs, sub-paragraphs and schedules of and to this Deed;

          1.2.7 references to this Deed mean this agreement and Deed together with its Recitals and Schedules and reference to this Deed or any document or agreement includes references to such document or agreement as amended, novated, supplemented, varied or replaced from time to time with the agreement of the Parties;

          1.2.8 references to a Party means a party to this Deed and shall include that person's permitted assigns, transferees or successors in title in accordance with the terms of this Deed;

          1.2.9 the words "including", "include" and "in particular" shall be construed as being by way of illustration only and shall not be construed as limiting the generality of any foregoing words; and

          1.2.10 references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term.


     2.   SALE AND PURCHASE

     2.1 Each of the Vendors shall sell with full title guarantee and with effect from Completion such number of the Shares as is set out opposite the name of the Vendor in question in Schedule 1 and the Purchaser relying on the Warranties herein contained shall buy the Shares together with all dividends, distributions and rights declared, paid, created or arising after the Last Accounts Date or attaching thereto and free from all claims, charges, liens, encumbrances, options, equities, rights of pre-emption or other third party rights (save for any claims, charges, liens, encumbrances, options, equities or other third party rights arising under the Articles of Association of the Company, this Deed or the Existing Floating Charge).

     2.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this Deed.

     2.3  The covenants implied herein pursuant to LP(MP)A shall apply:

          2.3.1 as modified or extended by the express terms of the Warranties;

          2.3.2 as if the covenant set out in section 3(1) of LP(MP)A ended after the word "parties"; and

          2.3.3     as if section 6(2)(b) of LP(MP)A did not apply


          PROVIDED ALWAYS that without prejudice to the provisions of Clause 2.4 each of the Vendors shall sell such number of the Shares as are set out opposite the name of the Vendor in question in Schedule 1 subject to any charges or encumbrances arising under the Articles of Association of the Company or arising pursuant to the terms of this Deed or the Existing Floating Charge.

     2.4 Each of the Vendors and the Company hereby waive all and any rights of pre-emption or rights associated therewith to which they may be entitled under the Articles of Association of the Company or under the shareholders agreement amongst John Hackland Craig, John Owen Warren, Barry Edward Sealey, Andrew Edward Sealey, Christopher Shaw, Albert Shaw, John Shaw, John Ireland and Henjac 207 Limited (now called Interface Graphics Limited), by agreement, by statute or otherwise in respect of any transfer of Shares contemplated by this Deed and, in particular, but without prejudice to the generality of the foregoing waive any rights they may have under Articles 3, 4, 17 to 20 inclusive and 23 of the Articles of Association of the Company.


     3.   CONDITIONS PRECEDENT

     3.1 Completion of the sale and purchase of the Shares shall be conditional upon the Purchaser obtaining sufficient funding to enable it to pay the Initial Consideration PROVIDED that in the event that such funding shall not have been obtained at the Completion Date the Purchaser shall pay the Vendors the sum of (pound)30,000 by way of damages which payment shall be the Vendors' sole remedy for failure to complete this Agreement as a result of such failure to obtain funding.

     3.2 Completion of the sale and purchase of the Shares shall, in addition, be conditional upon the following conditions having been fulfilled:

          3.2.1     the repayment of all sums (if any) owing to the Company by

                    3.2.1.1 the Vendors or the directors of the Company or any of them; or

                    3.2.1.2 by any person connected with any of the Vendors or director of the Company or by any company directly or indirectly controlled by such persons or any of them; or

                    3.2.1.3 any partnership in which such persons or company is a partner and whether or not such sums are due for repayment;

          3.2.2 the release of the Company (without payment of compensation) from any debenture, charge, guarantee, cross-guarantee, indemnity, counter-indemnity, bond, security, assurance or other contingent liability of whatsoever nature or other similar obligation which relates or could be made to relate in whole or in part to debts or other liabilities or obligations, whether actual or contingent and whether now or hereinafter incurred, of any other person PROVIDED ALWAYS that this Clause 3.2.2 shall not require the release of the Company from the Existing Floating Charge;

          3.2.3 the release of the Company (without payment of compensation) from all agreements and arrangements (other than as required by the Purchaser) between the Company on the one hand, and any Vendor or person connected with any of the Vendors on the other hand PROVIDED that the provisions of this Clause
                    3.2.3 shall have no effect with regard to any contract of employment between the Company and any of the Employee Vendors; and

     3.3 Each of the Vendors undertakes to use its reasonable endeavours to ensure that the Conditions Precedent set out at Clause 3.2 are fulfilled (to the reasonable satisfaction of the Purchaser) as soon as reasonably practicable and, in any event, by Completion.

     3.4 The Purchaser shall be entitled in its absolute discretion, by written notice to the Vendors, to waive any or all of the Conditions Precedent set out at Clause 3.2 either in whole or in part.


     4.   INITIAL CONSIDERATION AND DEFERRED CONSIDERATION

     4.1 The Initial Consideration for the Shares shall be (pound)425,000 payable partly in cash and partly in monies worth in accordance with the provisions of Clause 4.2.

     4.2  The Initial Consideration set out in Clause 4.1 shall be satisfied:

          4.2.1 in relation to the External Vendors and (in part) the Employee Vendors in cash at Completion in accordance with the provisions of Clause 6.4.1 and in the amounts set opposite their names in Schedule 1; and

          4.2.2 in relation to (in part) the Employee Vendors by the allotment and issue to the Employee Vendors (or as they may direct) of the Consideration Shares at Completion in accordance with the provisions of Clause 6.4.2 and in the proportions set opposite their names in Schedule1.

     4.3 In computing the number of Consideration Shares to be allotted and issued to the Employee Vendors pursuant to Clause 6.4 the US dollar value attributed to each Consideration Share shall be the average of the middle market quotations as shown by the NASDAQ index for each of the 5 dealing days ending on the dealing day preceding the Completion Date and the dollar to pound sterling exchange rate shall be the average of the Royal Bank of Scotland plc spot rate of exchange for the purchase of pounds sterling with dollars for the five dealing days ending on the dealing day preceding the Completion Date. Where the calculation of the number of the Consideration Shares or the apportionment thereof results in other than a whole number, such number shall be rounded up to the nearest whole amount.

     4.4 The Deferred Consideration shall be comprised of (a) two payments of (pound)20,000 each, the first of which shall be paid by 31st January 2000 and the second of which shall be paid by 31st January 2001 and which payments shall be apportioned between the Vendors pro-rata to their entitlement to the Initial Consideration together with (b) such payments (if any) as shall be due in accordance with Clause 4.7 and payable in accordance with Clause 4.8.

     4.5 The Purchaser shall procure that the auditors of the Company at the end of each of the Financial Years shall, within four months of the end of that Financial Year, be required to issue a certificate to the Vendors and the Purchaser stating the Profit for that Financial Year. Such certificate shall, subject to any changes proposed by the independent accountants appointed by the Vendors pursuant to Clause
          4.6 and any demonstrable error be conclusive evidence of the Profit for that Financial Year.

     4.6 The Vendors shall on demand within 10 Business Days of the issue of the auditors certificate pursuant to Clause 4.5 be entitled to examine or arrange for an independent accountant to examine the papers and calculations of the auditors referred to in Clause 4.5

     4.7 If the Profit for either or both of the Financial Years is greater than (pound)60,000 then the Purchaser shall pay the Vendors an amount equal to 50% of the amount by which the Profit for the relevant Financial Year exceeded (pound)60,000 PROVIDED that the maximum amount payable by the Purchaser pursuant to this Clause 4.7 in respect of each Financial Year shall not exceed (pound)55,000 and PROVIDED
          FURTHER that for the avoidance of doubt no payment shall be due in respect of a Financial Year in which the Profit is less than (pound)60,000

     4.8 Any amounts payable pursuant to Clause 4.7 shall be paid within 20 Business Days of issue of the certificate for the relevant Financial Year referred to in Clause 4.5 or, if later, within 20 Business Days of the conclusion of the examination by either the Vendors or the independent accountant pursuant to Clause 4.6 and shall be apportioned between the Vendors pro-rata to their entitlement to the Initial Consideration.

     5.   POSITION PENDING COMPLETION

     5.1 The Vendors separately and severally undertake to the Purchaser to procure that pending Completion neither they nor the Company shall allow or procure any act or omission which would (or would be likely
          to) cause, constitute or result in a breach of any of the representations, warranties set out or referred to in Clause 8 and
          Schedule 4 which would make any of such representations, warranties and undertakings untrue or incorrect or misleading.

     5.2 Without prejudice to Clause 5.1 the Vendors separately and severally undertake to the Purchaser that they will immediately notify the Purchaser in writing of any matter or thing which arises or becomes known to them after the date of this Deed and prior to Completion which constitutes (or would with the passage of time constitute) a material breach of any representation or warranty set out or referred to in Clause 8 and Schedule 4 or a material breach of any of the covenants or undertakings or obligations of the Vendors under this Deed.

     5.3 The Vendors hereby separately and severally undertake to the Purchaser to procure that pending Completion, the Company shall carry on business in the ordinary course as carried on prior to the date of this Deed and shall not do anything which is not of a routine nature or which is material in the context of the business of the Company.

     5.4 Without prejudice to the generality of the undertaking contained in Clause 5.3, the Vendors separately and severally further undertake to the Purchaser to procure that pending Completion the Company shall not, except with the prior written consent of the Purchaser or as required pursuant to the terms of this Agreement:

          5.4.1     make any change in its business as carried on as at the date
                    of  this  Deed  which  materially   adversely   affects  its
                    business;

          5.4.2 make any change to its trade or trade connections which materially adversely affects its business;

          5.4.3     acquire  or dispose of  (or agree to acquire or dispose  of)
                    any  asset   exceeding   (pound)1,000  in  value  or  assets
                    aggregating more than (pound)5,000 in value;

          5.4.4 dispose of or agree to dispose of or grant any option in respect of any material asset or assets or any interests therein except in the ordinary course of business;

          5.4.5 remove any asset from the Property save in the ordinary course of normal day to day business;

          5.4.6 dispose of or agree to dispose of or grant any option in respect of its business or any part of its business or discontinue or cease to operate, or propose to discontinue or cease to operate any part or all of its business;

          5.4.7     conduct transactions other than on an arm's length basis;

          5.4.8 enter into any contract or commitment other than in the ordinary course of its business, or enter into any contract or commitment of a long-term or unusual nature or which involves or could involve an obligation which is material;

          5.4.9 enter into, modify or agree to terminate any material contract or incur any capital expenditure on any individual item for an amount in excess of (pound)1,000, or in respect of all such capital expenditure incurred between the date of this Deed and Completion which, in aggregate, exceeds the sum of (pound)5,000;

          5.4.10 acquire (whether by subscription or purchase) any shares, debentures, loan stock, convertible securities or similar securities or enter into any agreement for the acquisition (whether by subscription or purchase) of any shares, debentures, loan stock, convertible securities or similar securities;

          5.4.11 permit or suffer any of its insurance to lapse or do anything which would make any policy of insurance void or voidable;

          5.4.12 grant or agree to grant any lease or third party right in respect of the Property or assign or agree to assign or otherwise dispose or deal with the same;

          5.4.13 enter into any leasing, hire purchase or other agreement or arrangements for payment on deferred terms;

          5.4.14 borrow any money over and above existing facilities from its bank;

          5.4.15 grant or issue or agree to grant or issue any mortgage, charge, debenture or security for money or redeem or agree to redeem any such mortgage, charge, debenture or security or give or agree to give any guarantee or indemnity;

          5.4.16    make any loan or advance;

          5.4.17 declare or pay any dividend or make any other distribution of its assets or profits to any shareholder or other person or repay loans to it made by any shareholder or any other person or assign or otherwise dispose of any of its book debts or do or suffer anything whereby its financial position shall be rendered less favourable than at the date hereof;

          5.4.18    amend or alter its Memorandum or Articles of Association;

          5.4.19 increase or reduce (including by way of redemption or repurchase of existing securities) its authorised or issued share capital;

          5.4.20    convert, sub-divide or consolidate any of its shares;

          5.4.21 allot or issue (or agree to allot or issue) any shares, rights or options to subscribe for or acquire shares, or grant (or agree to grant) any option in respect of any shares, or allot or issue (or agree to allot or issue) any securities which are convertible into shares of any class;

          5.4.22 change its accounting reference date or make any changes to the accounting policies or procedures by reference to which the Accounts were prepared;

          5.4.23    change its residence for taxation purposes;

          5.4.24 institute or propose any insolvency proceedings including the appointment of an administrator or the filing of a petition for voluntary winding up, or any reconstruction or amalgamation;

          5.4.25 appoint or employ any new managerial or senior skilled employee or consultant or amend the terms of employment (including terms as to pension) of any of its present employees or consultants;

          5.4.26 institute, settle or agree to settle any legal proceedings relating to its business (save for debt collection in the ordinary course of its business); or

          5.4.27 incur any liabilities between itself and any of the Vendors or any person connected with any of the Vendors save for remuneration in the ordinary course of business at current rates.

          5.5       Each of the Vendors undertakes to the Purchaser that:

                    5.5.1 he shall not at any time prior to Completion dispose or attempt to dispose of any interest in the Shares or grant any option over, or mortgage, charge or otherwise encumber or dispose of the Shares or exercise or vary any of the rights attaching to the Shares; or

                    5.5.2 except with the prior written consent of the Purchaser, he shall not vote in favour of any resolution at any general meeting of the Company.

          5.6 Pending Completion the Vendors shall procure that the Purchaser and its agents and representatives are given, upon reasonable notice and during normal business hours, full access to the employees and the Vendors shall upon request furnish such information regarding the businesses and affairs of the Company as the Purchaser may reasonably require and the Purchaser may make such copies of such information as it may reasonably require PROVIDED that in the event that Completion of this Agreement shall not occur in accordance with the provisions of Clause 6 then the Purchaser shall at the election of the Vendors either return all such copies to the Company or destroy all such copies.

          5.7 If any material breach of any of the representations and warranties set out or referred to in Clause 8 and Schedule 4 shall come to the notice of the Purchaser before Completion or if there is any material breach or non-fulfilment before Completion of any of the agreements or obligations on the part of the Vendors (or any of them) contained in this Deed which (being capable of remedy) is not remedied to the reasonable satisfaction of the Purchaser prior to Completion and such breach would give rise to a proper claim then (without prejudice to any other right or remedy which may be available to the Purchaser in respect thereof) the Purchaser may in its sole discretion and without any liability whatsoever to the Vendors elect not to complete the purchase of the Shares.

     6.   COMPLETION

     6.1 Completion shall take place on the Completion Date at the offices of the Vendor's Solicitors (or as otherwise agreed between the Parties).

     6.2 At Completion the Vendors shall deliver (where appropriate as agent for the Company) to the Purchaser:

          6.2.1 duly executed (unstamped) transfers of the Shares and powers of attorney in Agreed Form duly executed by the registered holders thereof;

          6.2.2 certificates for the Shares (or an indemnity, in Agreed Form, for any lost certificate in respect thereof) and any other documents (including any necessary waivers or consents) which may be required to give good title to the Shares and to enable the Purchaser to procure registration of the same in its name or as it may direct;

          6.2.3 the Deed of Tax Covenant duly executed by Alistair Fisher, Barry E. Sealey, Christopher J. Shaw, Margaret A. Craig and John O. Warren (all of whose addresses are specified in Schedule 1);

          6.2.4 the Disclosure Letter in a form acceptable to the Purchaser duly executed by or on behalf of the Vendors;

          6.2.5 the resignations by way of deed of each of the directors (other than those requested by the Purchaser to remain) and the secretary of the Company substantially in the form set out in Part 1 of Schedule 3 and confirmation by way of deed by each of the Vendors in the form set out in Part 2 of
                    Schedule 3 that they have no claims against the Company;

          6.2.6 cheque books in respect of all bank accounts operated by the Company together with bank statements drawn up to the preceding Business Day relating to such accounts and a reconciliation of such bank statements to the cash books of the Company;

          6.2.7 the certificate of incorporation, certificate of incorporation on change of name, common seal (if any), statutory register, minute book, share certificate book and all other books of the Company (all duly written up to date);

          6.2.8 a certificate of non-crystallisation in the Agreed Form duly executed by the Governor and Company of the Bank of Scotland in respect of the Existing Floating Charge;

          6.2.9     the   Leases   together  with   the   Vendors'   Solicitors'
                    Undertaking;

          6.2.10 the resignation of the auditors of the Company in the form set out in Part 3 of Schedule 3 together with a duplicate thereof;

          6.2.11 any power of attorney under which any document required to be delivered under this Clause 6 has been executed;

          6.2.12 certified copies of resolutions, in the Agreed Form, of the Company adopting new Articles of Association;

          6.2.13 the Termination Agreement duly executed by the parties thereto; and

          6.2.14 such evidence as the Purchaser shall reasonably require of satisfaction of the Conditions Precedent.

     6.3 The Vendors shall procure that board resolutions of the Company are passed and the Vendors shall deliver to the Purchaser certified copies of such board resolutions, in the Agreed Form, at Completion:

          6.3.1 authorising the execution of and the performance by the Company of its obligations under each of the documents to be executed by it;

          6.3.2 recording acceptance of the resignations referred to in Clause 6.2.5;

          6.3.3 adopting new bank mandates and changed authorities in respect of existing bank accounts operated by the Company in accordance with the directions of the Purchaser;

          6.3.4 approving (subject only to proper stamping) the transfers of the Shares delivered hereunder;

          6.3.5 approving (subject only to proper stamping) the placing on the register of members of the Company of the names of the transferees for registration in accordance with the share transfer forms referred to above and authorising the issue of appropriate share certificates;

          6.3.6 recording the appointment of such persons as the directors (within the maximum number permitted by the articles of association of the relevant company), secretaries and auditors of the Company as the Purchaser shall nominate; and

          6.3.7 changing the accounting reference date of the Company to such date as shall be permissible in accordance with the Companies Act and as the Purchaser may direct.

     6.4 Provided that the Vendors comply with all their obligations under Clauses 6.1, 6.2 and 6.3, the Purchaser shall at Completion:

          6.4.1 pay to the External Vendors and the Employee Vendors the cash element of the Initial Consideration due pursuant to Clause 4.2.1 by way of a banker's draft in favour of or by telegraphic transfer to the client account of the Vendors' Solicitors;

          6.4.2 procure the allotment and issue on the Completion Date by Unidigital of the Consideration Shares due pursuant to Clause 4.2.2 in accordance with the terms of this Deed;

          6.4.3 procure the placing on the Completion Date by Unidigital on its register of members of the Employee Vendors;

          6.4.4 deliver to the Vendors duplicates of the Deed of Tax Covenant executed by the Purchaser; and

          6.4.5 accept and sign a duplicate of the Disclosure Letter to show its acceptance of the contents thereof.

     6.5 If for any reason the provisions of any of Clauses 6.1 to 6.3 are not fully complied with, the Party not in default (and for the purposes of this Clause 6.5 alone the Vendor's shall constitute one "PARTY") shall be entitled (in addition and without prejudice to any other right or remedy available to it) to rescind this Deed without any liability on its part to the other Party.

     6.6 Neither the Purchaser nor the Vendors shall be entitled to rescind or otherwise terminate this Deed following Completion.


     7.   DELIVERY TO SOLICITORS

          The solicitors to any Party are authorised to take delivery on behalf of such Party of any items hereunder and their receipt shall be a good discharge therefor to the Party and the solicitors to the Party making delivery.


     8.   WARRANTIES

     8.1 The Warrantors separately and severally represent and warrant to the Purchaser that as at the date of this Deed and at Completion, save for and to the extent that any relevant fact, matter, event or circumstance is fairly and accurately disclosed in the Disclosure Letter in respect thereof each of the Warranties is true and not misleading and so that:

          8.1.1     each  Warranty  shall  be,  and  shall  be  construed  as, a separate representation and warranty by each of the Warrantors to the Purchaser and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other terms of this Deed, the Deed of Tax Covenant or the Disclosure Letter (other than the factual disclosure therein);

          8.1.2 to the extent that any Warranty relates to present or past matters of fact the Warranty shall be deemed to constitute a representation on the faith of, and in reliance upon, which the Purchaser has entered into this Deed; and

          8.1.3 the rights and remedies of the Purchaser in respect of the Warranties and the liability of the Warrantors under the Warranties shall not be confined to breaches discovered before Completion, or in any way affected, modified or discharged by (a) Completion; or (b) the constructive (but not actual) knowledge of the Purchaser or any of its officers, employees or advisers or by any investigations (other than any investigation of matters reasonably apparent from the Disclosure

                    Letter, the content thereof and the documents attached thereto) carried out by or on behalf of the Purchaser.

     8.2 Where any statement in the Warranties is qualified by the expression "to the best of the knowledge, information and belief of the Warrantors" or "so far as the Warrantors are aware" or any similar expression each Warrantor shall be deemed to have knowledge of:

          8.2.1 where applicable, anything of which he ought reasonably to have knowledge given his responsibilities to the Company; and

          8.2.2 anything of which he would have had knowledge had he made reasonable enquiry of Peter Shakeshaft and the other Warrantors immediately before giving the Warranties and such expression shall be construed as a separate warranty that each Warrantors shall have made reasonable enquiries as to the accuracy and completeness of that statement.

          PROVIDED that no Warrantor shall be deemed to have knowledge of anything of which any of the other Warrantors has knowledge or is deemed to have knowledge other than in respect of knowledge imputed pursuant to Clause 8.2.2.


     9.   MEASURE OF DAMAGES

     9.1 Subject to the limitations set out in Clause 10 in the event of any breach of Warranty, the Purchaser may at its option and without prejudice to any other right or remedy which may be available to it:

          9.1.1 claim for all loss suffered by it in consequence of any document which ought to be in the possession of the Company as at the Completion Date not having been properly stamped whether or not the Company has a legal obligation to present or re-present the same for stamping; and/or

          9.1.2 require the Warrantors to pay to the Purchaser such sum as is equal to the amount by which the assets of the Company are less, or less valuable, or its liabilities greater, than the values at which the same were included in the Accounts or (if the Purchaser so elects) than they would have been if the relevant Warranty had been true and correct and not misleading.

             and so that the exercise by the Purchaser of any of the rights and remedies set out in this Clause shall be without prejudice to the exercise of any other of them.

     9.2 Subject to the limitations set out in Clause 10 but without prejudice to any right or remedy available to the Purchaser, the Warrantors shall be separately and severally liable on an indemnity basis for all reasonable costs, claims and expenses incurred by the Purchaser in connection with any claim arising out of any breach of the Warranties, or out of any breach of any other undertaking, indemnity, covenant, agreement or obligation contained in this Deed in respect of which claim any Warrantor has agreed to make payment by way of settlement or in respect of which claim the Purchaser has obtained judgment in its favour.

     9.3 The liability of each Warrantor pursuant to this Clause 9 shall be met:

          9.3.1 firstly by reduction in any Deferred Consideration payable to such Warrantor pursuant to Clause 4.4(a) and remaining unpaid;

          9.3.2 in the event that the reduction pursuant to Clause 9.3.1 shall be insufficient to meet the relevant Warrantor's liability then in the case of a Warrantor who has received Consideration Shares any remaining liability may at the election of the relevant Warrantor be met secondly by the transfer to the Purchaser of such number of Consideration Shares as at the date of settlement of any such claim for breach of Warranty are equal in value to the remaining liability of the relevant Warrantor or by payment of a cash amount equal to the amount of such liability; and

          9.3.3 in the event that reduction, transfer or payment pursuant to Clauses 9.3.1 and 9.3.2 shall be insufficient to meet the relevant Warrantor's liability in the case of a Warrantor who has received cash (whether as payment for the Initial Consideration or as payment for the Deferred Consideration which payment has been made at the date the liability arises) be met thirdly by payment in cash;

          PROVIDED that for the avoidance of doubt if any Warrantor entitled to effect payment in whole or in part by the transfer to the Purchaser of Consideration Shares shall have disposed of a number of Consideration Shares prior to the date of settlement of any such claim for breach of Warranty such that he has insufficient Consideration Shares to meet the relevant portion of his liability then that portion shall be met by a payment in cash.

     9.4 For the purposes of this Clause 9 the value of each Consideration Share in pounds sterling as at the date of settlement of any claim for breach of Warranty shall be calculated by reference to the average of the middle market quotations as shown by the NASDAQ index for the Consideration Shares for each of the 5 dealing days ending on the dealing day preceding the date of settlement and the dollar to pound sterling exchange rate shall be the average of the Royal Bank of Scotland plc spot rate of exchange for the purchase of dollars with pound sterling for the five dealing days ending on the dealing day preceding the relevant date of settlement.


     10.  LIMITATION OF WARRANTORS' LIABILITY

     10.1 The liability of the Warrantors under the Deed of Tax Covenant and/or for breach of any of the Warranties shall be limited as follows:

          10.1.1 no claim may be made against the Warrantors in respect of any such liability for breach of the Warranties (other than a liability under and/or for breach of the Tax Warranties or the Deed of Tax Covenant) unless notice of such claim is served on the Warrantors in writing specifying in reasonable detail the event, matter or default which gives rise to the claim as soon as reasonably practicable after the Purchaser becomes aware that circumstances giving rise to such claim have arisen and in any event before the expiration of twelve
                    (12) months from Completion;

          10.1.2 no claim may be made against the Warrantors in respect of any liability under and/or for breach of the Tax Warranties or the Deed of Tax Covenant unless notice of such claim is served on the Warrantors in writing specifying in reasonable detail the event, matter or default which gives rise to the claim as soon as reasonably practicable after the Purchaser becomes aware that circumstances giving rise to such claim have arisen in any event before the expiration of six (6) years from Completion;

          10.1.3 notwithstanding Clauses 10.1.1 and 10.1.2, no claim shall be made or brought by the Purchaser under the Deed of Tax Covenant and/or in respect of any breach of the Warranties unless notice in writing of such claim (specifying in reasonable detail the event, matter or default which gives rise to the claim, the breach that results and the amount claimed ) has been given to the Warrantors within one month of the Purchaser becoming aware of the same;

          10.1.4 any claim pursuant to Clauses 10.1.1 and/or 10.1.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn at the expiration of a period of six (6) months from the giving of notice in relation thereto unless legal proceedings shall have been both issued and served on the Warrantors in respect of such claim;

          10.1.5 the Warrantors shall not be liable to the extent that the amount of the claim or claims against them in respect of any such liability exceeds (or would when aggregated with the amount of all claims in respect of any such liabilities exceed) the amount of consideration paid by the Purchaser in respect of the Shares of that Warrantor (including for the avoidance of doubt any amounts paid in respect of Deferred Consideration pursuant to Clauses 4.4 to 4.7 of this Deed);

          10.1.6 the Warrantors shall not in any event be liable to the Purchaser unless a claim or claims can be validly made against them exceeding in aggregate the sum of (pound)30,000 but, in the event such sum is exceeded, the Warrantors shall be liable for the entire amount thereof and not only for the excess;

          10.1.7 the Warrantors shall not in any event be liable to the Purchaser in respect of any single claim where the liability of such claim does not exceed (pound)7,500 and any such claim shall be disregarded for the purposes of Clause 10.1.5 but, in the event that such sum is exceeded the Warrantors shall be liable for the entire amount thereof and not only for the excess;

          10.1.8    the  Purchaser shall  promptly  reimburse  to  the  relevant
                    Warrantors an amount equal to any sum paid by such Warrantors in respect of any such liability which is subsequently recovered by the Purchaser or the Company (as the case may be) from any third party; and

          10.1.9 in relation to Tax Warranties, the provisions of Clauses 4,6 and 7 of the Deed of Tax Covenant shall apply.

     10.2 The Purchaser and/or the Company shall not be entitled to recover the same sum or for the same loss more than once in respect of any claim under or breach of any of the Warranties or Deed of Tax Covenant and shall not otherwise obtain reimbursement or restitution more than once in respect of any cause of action giving rise to any breach of the Warranties or claim under the Deed of Tax Covenant.

     10.3 Notwithstanding anything expressed or implied in this Deed to the contrary, any payment by the Warrantors pursuant to this Deed or the Deed of Tax Covenant shall be treated for all purposes by the Parties as a reduction in the consideration payable for the Shares and Clause 4 shall be modified accordingly.

     10.4 The Purchaser may release or compromise the liability of any of the Warrantors hereunder or grant to any of the Warrantors time or other indulgence without affecting the liability of any other of the Warrantors hereunder.

     10.5 The Warrantors shall not be liable for any claim which would not have arisen but for an act or omission of the Purchaser occurring after the Completion Date, otherwise than in the ordinary course of business.

     10.6 The  Warrantors shall not be liable for any claim which would not have
          arisen  but  for  legislation   passed  after   Completion   which  is
          retrospective in effect.

     10.7 The amount of any claim shall take into account any tax benefit accruing to the Purchaser or the Company or the amount of any relief from or deduction available to the Purchaser or the Company in respect of Taxation directly or specifically arising by virtue of the loss and damage in respect of which the claim is made.


     11.  COVENANTS OF THE COVENANTORS

     11.1 Each of the Covenantors covenants with the Purchaser and the Company that he will not, either alone or jointly with others, whether as principal, agent, director, shareholder, independent contractor, employee or in any other capacity, whether directly or indirectly through any other person, firm or company and whether for his own benefit or that of others:

          11.1.1 in the case of the External Vendors for a period of eighteen (18) months from the date hereof and in the case of the remaining Covenantors for a period of twelve (12) months from the date hereof within a radius of seventy-five (75) miles of any place from which the Business is now carried on be engaged in or carry on or be interested in or concerned in (except as the holder together with any connected persons of not more than three (3) per cent. in aggregate of any class of securities of a company which class is listed or dealt in on a recognised stock exchange in the United Kingdom or elsewhere) any business in competition with the Business;

          11.1.2 for a period of two (2) years from the date hereof solicit for a business similar to or competing with the Business or accept the custom or business of any person, firm or company from whom the Company has within two (2) years before the date hereof solicited or received an order for goods or services and who has for that purpose had dealings with such Covenantor nor attempt to discourage any such person, firm or company from dealing with the Company;

          11.1.3 for a period of two (2) years from the date hereof solicit or entice away any officer or employee of the Company or do any act whereby any such officer or employee with whom such Covenantor had a working relationship is encouraged to leave the employ of the Company, whether or not such officer or employee would by reason of leaving the service of the Company commit a breach of his contract of employment;

          11.1.4 at any time after the date hereof use the name Interface Graphics or any colourable imitation thereof or any name likely to cause confusion therewith in the minds of members of the public for the purposes of a business similar to or competing with the Business whether by using such name as part of a corporate name or otherwise; or

          11.1.5 at any time make use of or publish or disclose to any person any trade secrets or confidential information concerning the Business or affairs of the Company howsoever acquired by him except to the extent:

                    11.1.5.1  required by the law of any relevant jurisdiction;

                    11.1.5.2 disclosed to the professional advisers, auditors and bankers of any Covenantor on a confidential basis;

                    11.1.5.3 the information has come into the public domain through no fault of that Covenantor; or

                    11.1.5.4  the Purchaser  has  given  prior  written approval
                              to   disclosure,    such   approval   not   to  be
                              unreasonably withheld or delayed; or

                    11.1.5.5 in the case of the Covenantors who are Employee Vendors for as long as they remain within the employment of the Company and are required so to do in accordance with the terms of their employment; or

          11.1.6 at any time after the date hereof do or say anything harmful to the reputation of the Business or which leads any person, firm or company to cease to do business with the Company on substantially equivalent terms to those previously offered or not to engage in business with the Company.

     11.2 Each  of the covenants contained in  each of the Sub-clauses of Clause
          11.1 shall be a separate covenant by each of the Covenantors and shall be enforceable by the Purchaser and by the Company independently of any right to enforce any other covenant or obligation howsoever arising.

     11.3 Each of the restrictions contained in each of the Sub-clauses of Clause 11.1 is considered reasonable by the Parties for the legitimate protection of the Business and goodwill of the Company, but in the event that any such restriction shall be found to be void but would be valid if some part thereof was deleted, such restriction shall apply with the deletion of such words as may be required to limit such restrictions to what is required for the legitimate protection of such Business and goodwill.

     11.4 Each of the Covenantors will provide promptly such information within his knowledge, possession or control as the Purchaser or the Company may reasonably require in relation to the business or activities of any person, firm or company competing with the Business.

     11.5 For the avoidance of doubt none of the covenants contained in each of Sub-Clauses 11.1 is given by the Covenantors jointly and severally.


     12.  POWER OF ATTORNEY

     12.1 Each of the Vendors hereby, with effect from Completion, irrevocably and unconditionally appoints the Purchaser or any director of the Purchaser as the Purchaser shall direct as the attorney of such Vendor with full powers of substitution in such Vendor's name and on behalf of such Vendor (and to the complete exclusion of any rights such Vendor may have in such regard) lawfully to exercise all voting and other rights and receive all benefits and entitlements which may now or at any time hereafter attach to the Shares of which such Vendor is the registered holder and to transfer and deal with such Shares and such rights, benefits and entitlements and execute such documents under hand or under seal and do such acts and things in connection with the foregoing as the Purchaser shall from time to time think fit in all respects as if the Purchaser were the absolute legal and beneficial owner thereof.

     12.2 Each of the Vendors hereby undertakes to the Purchaser to ratify everything that the Purchaser shall lawfully do or purport to do pursuant to this Clause 12.


     13.  WAIVERS

     13.1 Each of the Vendors hereby irrevocably waives, for the benefit of the Purchaser and the Company, all and any rights to which he may be entitled in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or by any present or former officer, employee or adviser of the Company with a view to:

          13.1.1 enabling or inducing such Vendor to give the Warranties set out or referred to in Clause 8 and Schedule 4 or make any statement set out in the Disclosure Letter; or

          13.1.2 upon which such Vendor may have relied in agreeing to any term of this Deed or making any statement set out in the Disclosure Letter and each Vendor irrevocably undertakes not to make any claim against either the Company or the Purchaser in respect of any such matter.

     13.2 The granting by any Party of any time or indulgence in respect of any breach of any term of this Deed by the other(s) shall not be deemed a waiver of such breach. The waiver by any Party of any breach of any term of this Deed by the other(s) shall not prevent the subsequent enforcement of that term (save to the extent of the express waiver in question) and shall not be deemed a waiver of any subsequent breach.


     14.  POST-COMPLETION OPERATION

          The  provisions  of this Deed shall  continue in full force and effect
          and  be  binding  on  the  Parties  in   accordance   with  its  terms
          notwithstanding Completion.

     15.  COSTS AND WITHHOLDINGS

     15.1 Subject to Clause 3.1, the Purchaser shall bear both its own and all of the Vendors' reasonable costs properly incurred of and incidental to the negotiation, making and fulfilment of this Deed and the transactions contemplated hereby PROVIDED that the Vendors shall bear their own costs to the extent that they exceed (pound)15,000 excluding VAT.

     15.2 All sums payable to the Purchaser under this Deed shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deduction or withholding is required by law the Vendors shall be obliged to pay such sum as will after such deduction or withholding has been made leave the same amount as the Purchaser would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. If any sum payable to the Purchaser under this Deed shall otherwise be subject to Tax in the hands of the Purchaser the same obligation to make an increased payment shall apply in relation to such sums as if it were a deduction or withholding required by law.


     16.  ASSIGNMENT

     16.1 This Deed shall be binding on and enure to the benefit of the personal representatives and estates of the Vendors.

     16.2 No Party may assign in whole or in part the benefit of any provision of this Deed save that the Purchaser may assign the benefit thereof to a member of its Group.


     17.  ANNOUNCEMENTS

     17.1 Subject to Clause 17.2, no announcement shall be made by any Party relating to the transactions referred to in this Deed and no Party shall disclose to any third party any information concerning the terms or subject matter hereof.

     17.2 Any Party may make an announcement or disclose information which would otherwise be required hereunder to be treated as confidential if and to the extent:

          17.2.1    required by the law of any relevant jurisdiction;

          17.2.2 required by any securities exchange or regulatory or governmental body to which such Party or a member of its Group is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

          17.2.3 necessary to enable such Party to obtain the full benefit of its rights under this Deed in accordance with the terms hereof;

          17.2.4 disclosed on a confidential basis to the professional advisers, auditors and bankers of any Party;

          17.2.5 the information has come into the public domain through no fault of that Party; or

          17.2.6 the other Parties have given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed,

          PROVIDED THAT any such  information  be disclosed  pursuant to Clauses
          17.2.1 and 17.2.2 of this Clause shall be disclosed only after consultation with the other Parties.


     18.  JURISDICTION

     18.1 This Deed shall be governed by and construed in accordance with English law.

     18.2 The Parties agree that the English courts shall have non-exclusive jurisdiction in relation to any dispute arising out of or in respect of this Deed and that any judgment or order of an English court made in this respect shall be conclusive and binding on them and may be enforced against them. Nothing in this Clause 18 limits the rights of the Parties to bring proceedings in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

     18.3 Each of the Vendors hereby irrevocably appoints the Vendors' Solicitors as his agent to accept service of notices and legal proceedings in connection with all matters arising out of this Deed and the transactions hereby contemplated.

     19.  NOTICES

     19.1 Save as specifically otherwise provided in this Deed any notice, to be given pursuant to this Deed shall be delivered by hand, sent by prepaid post sent first class (for inland mail) or airmail (for overseas mail) or shall be transmitted by facsimile addressed to the Party to be served in the case of:

          19.1.1    a company at its registered office for the time being; and

          19.1.2    an individual to the address specified in Schedule 1

          or at such other address or facsimile number in the United Kingdom as any such Party may from time to time notify the other Parties in writing as being their address for service hereunder.

     19.2 Notices delivered by hand shall be deemed served at the time of delivery, notices sent by post shall be deemed served on the second Business Day (for inland mail) or the fifth Business Day (for overseas mail) after the date of posting and any notice sent by facsimile transmission shall be deemed served on the Business Day following the date of transmission.


     20.  INVALIDITY

          If any provision of this Deed is held to be invalid or unenforceable, such a provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed to be excluded from this Deed, but without invalidating any of the remaining provisions of this Deed. The Parties shall use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision, the effect of which is as close as possible to the intended effect of the provision so excluded.


     21.  FURTHER ASSURANCE

          Each Party shall at the Purchaser's cost do or procure to be done all such further acts or things, and execute or procure the execution of all such other documents as the other may from time to time reasonably require, whether on or after Completion, for the purpose of giving such other Party the full benefit of all the provisions of this Deed.

     22.  ENTIRE AGREEMENT

     22.1 This Deed, the Deed of Tax Covenant, the Disclosure Letter and all other documents which are required by those documents to be entered into by the parties or any of them, constitute the whole and only agreement between the Parties relating to the subject matter hereof and, except to the extent repeated in any of the aforesaid documents, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

     22.2 Each of the Parties acknowledges that he has not entered into this Deed relying upon any representation or arrangements whether oral or in writing made by any other of the Parties other than those expressly incorporated or referred to in this Deed or such other documents as are referred to in Clause 22.1 and accordingly, except in the case of fraud, none of the Parties shall have any right of action against any other Party arising out of or in connection with any such representation or arrangement which has not been so expressly incorporated or referred to.

     22.3 No variation or amendment of this Deed shall be valid unless it refers to this Deed is evidenced in writing and signed by or on behalf of each of the Parties.


     23.  TIME OF THE ESSENCE

          Any date or period mentioned in any provision of this Deed may be extended by mutual written agreement of the Parties, but as regards any date or period so extended, time shall be of the essence in this Deed (unless the Parties determine otherwise on agreeing to such extension).


     24.  COUNTERPARTS

          This Deed may be executed in any number of counterparts each of which when executed shall constitute an original, but all the counterparts shall together constitute one and the same Deed.

     AS WITNESS this Deed has been entered into on and is intended by the Parties to be Delivered upon the date first stated above.

                                   SCHEDULE 1

                                     PART I

                              The EXTERNAL VENDORS


NAME OF               ADDRESS OF VENDOR           REGISTERED HOLDER          NUMBER OF             CASH
VENDOR                                            (IF DIFFERENT FROM          SHARES           CONSIDERATION
                                                        VENDOR)                                   (POUND)

J.H. Craig         58 Silverknowes                                             9,859             47,816.62
                   Parkway
                   Edinburgh
                   EH4 5LA

B.E. Sealey        4 Castlelaw Road                                           10,418             50,527.80
                   Edinburgh
                   EH13 0DN

C. J. Shaw         39a Mansionhouse Road                                      11,792             57,191.77
                   Edinburgh
                   EH9 2JD

A. Shaw            5 Burnside Avenue                                           8,844             42,893.82
                   Dalkeith
                   EH22 4JB

A. E. Sealey       The Coachouse                                               4,557             22,101.67
                   99 Blackheath Park
                   London
                   SE3 0EU

J. Ireland         5 Ashmeadows                                                9,114             44,203.34
                   Picktree
                   Washington
                   Tyne & Wear
                   NE38 9HN
                                                                            --------            ----------
                                                                              54,584            264,735.02
                                                                            ========            ==========

                                   SCHEDULE 1

                                     PART II

                              THE EMPLOYEE VENDORS

NAME OF VENDOR                ADDRESS OF VENDOR         REGISTERED     NUMBER OF      PORTION OF             CASH
                                                          HOLDER         SHARES      CONSIDERATION      CONSIDERATION
                                                      (IF DIFFERENT                     SHARES              (POUND)
                                                       FROM VENDOR)                       (%)


John O Warren              Grantshall                                    10,002          32.43             5,705.94
                           Blyth Bridge
                           West Linton
                           Peebleshire
                           EH46 7DH

Alistair Fisher            Ballencrieff House                             4,929          18.11
                           Longniddry
                           East Lothian
                           EH32 4PJ

Margaret A. Craig          46 Silverknowes Crescent                       4,929          13.79             5,705.94
                           Edinburgh
                           EH4 5JB

Alex Lyon                  96 Penicuik Road                               4,929          13.79             5,705.94
                           Roslin
                           Midlothian
                           EH25 9NQ

Gordon O'Malley            5/5 Craigend Park                              4,287           9.27             8,558.91
                           Gilmerton
                           Edinburgh


Robin Clark                55 Birrell Drive                               2,113           7.76
                           Westerpitcorthie
                           Dunfermline
                           Fife
                           KY11 5DT

Roddy Castle               12 Priestfield Crescent                          727           2.67
                           Edinburgh
                           EH16 5JQ

Alison Andrew              15/3 Hillcoat Place                              500           0.11             2,282.37
                           Edinburgh
                           EH15 1TW


                                      -34-

NAME OF VENDOR                ADDRESS OF VENDOR         REGISTERED     NUMBER OF      PORTION OF             CASH
                                                          HOLDER         SHARES      CONSIDERATION      CONSIDERATION
                                                      (IF DIFFERENT                     SHARES              (POUND)
                                                       FROM VENDOR)                       (%)

Lorraine Brown             384/8 Easter Road                                352           1.29
                           Ferrier Court
                           Edinburgh
                           EH6 8JN

Moira Dempster             2 Newhaven Road                                  113           0.18               313.83
                           Edinburgh
                           EH6 5PU

Steve Bissett              53 Jean Armour Avenue                            113           0.42
                           Edinburgh
                           EH16 6XB

Gail Archibald             13 Parkhead View                                  50           0.18
                           Edinburgh
                           EH11 4RU
                                                                         ------         ------            ---------
                                                                         33,686         100               28,272.93
                                                                         ======         ======            =========

                                   SCHEDULE 2

                                   THE COMPANY


1.   Date of incorporation:                            24th March 1992

2.   Companies Act(s) under which incorporated:        1985 and 1989

3.   Registered number:                                SC137315

4.   Registered office:                                Sandport House,
                                                       17 Coburg Street,
                                                       Edinburgh EH6  6ET

5.   Directors:
                                                       Alistair Fisher
                                                       Barry Edward Sealey
                                                       Christopher John Shaw
                                                       John Owen Warren

6.   Secretary:                                        Christopher John Shaw

7.   Accounting Reference Date:                        31st May

8.   Authorised share capital:                         (pound)50,000 divided
                                                       into 100,000 ordinary
                                                       shares of (pound)0.50
                                                       each

9.   Issued and allotted share capital:                87,628 ordinary shares of
                                                       (pound)0.50 each all of
                                                       which have been issued
                                                       and allotted and are
                                                       fully paid or credited as
                                                       fully paid.

                                   SCHEDULE 3

                            CONFIRMATION OF NO CLAIMS
                                     PART 1
                             DIRECTORS AND SECRETARY



The Directors,
Interface Graphics Limited

                                                         [                ] 1998



I hereby resign my office as [director/Secretary/and as an employee] of the above company with effect from the date upon which my resignation is accepted.

I hereby confirm that [save for accrued remuneration of not more than [ ],] I have no claim against the above company in respect of any cause, matter or thing including (without limitation) any claim for compensation for loss of office, breach of contract or for redundancy or unfair dismissal and that there is not outstanding any agreement or arrangement under which the above company has or could have any obligation to me.



SIGNED as a Deed and Delivered by                  )
[                 ]                                )
in the presence of:                                )

                                   SCHEDULE 3

                                     PART 2
                                   THE VENDORS



The Directors,
Interface Graphics Limited

                                                        [                 ] 1998




I hereby confirm that I have no claim against the above company in respect of any cause, matter or thing and that there is not outstanding any agreement or arrangement under which the above company has or could have any obligation to me save pursuant to the share purchase agreement by way of deed dated [ ] 1998 and made between A. Andrew and others (1) and Elements (UK) Limited (2) and Interface Graphics Limited (3) or to any employment contract subsisting between the Company and me.



SIGNED as a Deed and Delivered by                  )
[                          ]                       )
in the presence of:                                )

                                   SCHEDULE 3

                                     PART 3
                                    AUDITORS



The Directors,
Interface Graphics Limited
Sandport House
17 Coburg Street
Edinburgh
EH6  6ET

                                                      [                   ] 1998



We hereby resign our office as auditors of the above company with effect from the date hereof. We confirm that we have no claim against the said company in respect of any cause, matter or thing. There are no circumstances connected with our resignation which we consider should be brought to the notice of the members or creditors of the said company.

We consent to the submission of a signed duplicate of this document to the Registrar of Companies for filing by the said company in accordance with section 392 of the Companies Act 1985.


For and on behalf of Grant Thornton




-----------------------------------
(Partner)

                                   SCHEDULE 4

                                 THE WARRANTIES

                                     PART 1
                                     GENERAL


1.        INFORMATION

1.1       DISCLOSURE

          the  text  of  the  Disclosure  Letter  is  true,  accurate  and   not
          misleading.

1.2       OTHER INFORMATION

          The contents of the Recitals and of Schedule 1 are true and accurate.


2.        THE VENDORS

2.1 The Vendor in question has obtained all applicable governmental, statutory, regulatory, or other consents, licences, waivers or exemptions required to empower him to enter into and to perform his obligations under this Deed and the other documents to be executed by him as contemplated herein and, accordingly, that Vendor has the full legal right and power to sell and transfer all his Shares to the Purchaser in accordance with the provisions of this Deed which, together with the other documents to be executed by that Vendor as contemplated herein, shall upon execution and delivery be valid and binding upon that Vendor.

2.2       Neither  the Vendor  in question  nor any  person connected  with that
          Vendor:

          2.2.1     is a customer or supplier of the Company;

          2.2.2 owns or controls Intellectual Property Rights or land or any other substantial asset used by the Company;

          2.2.3 enjoys or has enjoyed any benefit from the Company other than in accordance with the express terms of his employment contract and other than in respect of dividends declared prior to the Last Accounts Date;

          2.2.4     owes money to or is owed money by the Company; or

          2.2.5 has any interest in any company or partnership which carries on business competing directly or indirectly with any business of the Company.


3.        THE SHARES

          All of the Shares registered in the name of that Vendor are fully paid or properly credited as fully paid and the Vendor in question is the registered and beneficial owner of that number of Shares set out opposite his name in Schedule 1 and all his Shares are free from all security interests, options, equities, claims or other third party rights (including rights of pre-emption) of any nature whatsoever (save for such security interests, options, equities, claims or other third party rights as may arise pursuant to the Articles of Association of the Company).


4.        FINANCIAL MATTERS

4.1       ACCOUNTS

4.1.1 The Accounts give a true and fair view of the state of affairs of the Company as at the Last Accounts Date and of their results for the financial year ended on the Last Accounts Date and there have been no post-balance sheet events which might affect such true and fair view.

4.1.2     Without limiting the generality of Warranty 4.1.1:

          (a) the Accounts either make full provision for or, as appropriate, disclose all liabilities, whether actual, contingent, unquantified or disputed (including financial lease commitments, tax liabilities (including, without limitation, deferred taxation) and pension liabilities), all capital commitments, whether actual or contingent, and all bad or doubtful debts of the Company as at the Last Accounts Date, in each case in accordance with generally accepted accounting principles;

          (b) the Accounts and the audited accounts of the Company for each of its two financial periods immediately preceding its financial period ended on the Last Accounts Date were prepared under the historical convention, complied with the requirements of the Companies Act 1985 (as amended) and all other relevant laws then in force and with all statements of standard accounting practice, financial reporting standards and other accounting standards issued by the Accounting Standards Board and all other generally accepted accounting principles of the United Kingdom then in force;

          (c) any slow moving stock included in the Accounts (being stock held for a period in excess of 3 months as at the Last Accounts Date) has been written down appropriately and any redundant, obsolete, damaged, used or unsaleable stock and irrecoverable work-in-progress has been wholly written off, and in no case did the value attributed to any stock included in the Accounts exceed the lower of cost and net realisable value as at the Last Accounts Date;

          (d) all work-in-progress valued in the Accounts was valued on a basis excluding profit and including adequate provision for losses which are or should reasonably have been anticipated by the Warrantors;

          (e) the method of valuing stock and work-in-progress and the basis of depreciation and amortisation adopted in the Accounts were the same as those adopted in the audited accounts of the Company for each of its two financial years preceding the financial year ended on the Last Accounts Date;

4.2       MANAGEMENT ACCOUNTS

4.2.1 The unaudited management accounts of the Company for all periods ended after the Last Accounts Date are contained in the Disclosure Letter and they were properly prepared in a manner consistent with that adopted in the preparation of its management accounts for all periods ended during the 12 months prior to the Last Accounts Date.

4.2.2 Having regard to the purpose for which such unaudited management accounts were prepared, they are not misleading in any material respect and neither materially overstate the value of the assets nor materially understate the liabilities of the Company as at the dates to which they were drawn up and do not materially overstate the profits of the Company in respect of the periods to which they relate.

4.3       POSITION SINCE THE LAST ACCOUNTS DATE

4.3.1 Since the Last Accounts Date there has been no material adverse change in the financial or trading position or (save to the extent that the same would be likely to affect to a similar extent generally all companies carrying on similar businesses to the Company in the United Kingdom) in the trading prospects of the Company and, so far as the Warrantors are aware no event, fact or matter has occurred which is likely to give rise to any such change.

4.3.2     Since the Last Accounts Date:

          (a) the business of the Company has been carried on in the ordinary and usual course and the Company has not made or agreed to make any payment other than routine payments in the ordinary and usual course of trading;

          (b) no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by the Company which is of a long term or unusual nature or which involved or could involve an obligation of a material nature or magnitude (a liability for expenditure in excess of (pound)5,000 being included as "material" for this purpose);

          (c) the Company has not (whether in the ordinary and usual course of business or otherwise) acquired or disposed of, or agreed to acquire or dispose of, any business or any asset having a value in excess of (pound)2,000, except as disclosed in the Disclosure Letter;

          (d) no debtor has been released by the Company on terms that such debtor pays less than the book value of its debt and no debt in excess of (pound)10,000 owing to the Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

          (e) there has been no unusual increase or decrease in the level of the stock of the Company;

          (f) the business of the Company has not been affected by any abnormal factor not affecting to a similar extent generally all companies carrying on similar businesses to the Company in the United Kingdom;

          (g) there has been no material reduction in the cash balances of the Company from those set out in the Accounts; and

          (h) the Company has continued to pay its creditors in the ordinary course of business.

4.4       WORKING CAPITAL

          Having regard to existing bank and other financial facilities, the Company has sufficient working capital available to it as at the Completion Date to enable it to continue to carry on its business in its present form and at its present level of turnover and for the purpose of performing in accordance with their terms all orders, projects and other obligations of the Company and discharging all liabilities of the Company which ought properly to be discharged during the period of 12 months after Completion.

4.5       ACCOUNTING AND OTHER RECORDS

4.5.1 The statutory books, books of account, accounting, tax, VAT and other records of the Company:

          (a) are up-to-date and have been maintained in accordance with all applicable laws and generally accepted accounting practices on a proper and consistent basis;

          (b) comprise complete and accurate records of all information required to be recorded therein (including, without limitation, details of all the Company's assets, liabilities and current transactions); and

          (c) are in its possession or under its control together with all documents of title and executed copies of all existing agreements to which the Company is a party.

4.5.2 All the records and systems (including but not limited to computer systems) and all data and information of the Company is recorded, stored, maintained or operated or otherwise held by the Company and is not wholly or partly dependent on any facilities which are not under the exclusive ownership or control of the Company.

4.5.3 The Company is licensed to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the Completion Date and does not share any user rights in respect of such software with any other person.

4.5.4 All accounts, documents and returns required by law to be delivered or made by the Company to the Registrar of Companies or any other authority have been duly and correctly delivered or made.

5.        DEBT POSITION

5.1       DEBTS OWED TO THE COMPANY

5.1.1     There are no debts owing to the Company other than:

          (a)  those debts specified in the Disclosure Letter and

          (b) trade debts incurred in the ordinary and usual course of business which do not exceed (pound)270,000 in aggregate and none of which exceeds (pound)25,000.

5.1.2 None of the book debts included in the Accounts as owing to the Company have been realised for an amount less than the value at which they were included in the Accounts. All debts owing to the Company at Completion are the absolute property of the Company and are not the subject of any assignment, factoring agreement or other encumbrance and such book debts will (save insofar as a specific provision has been made in the Accounts therefor) be good and collectable in the ordinary course of business and in any event not later than three months after Completion.

5.2       DEBTS OWED BY THE COMPANY

5.2.1 The Company does not have outstanding any borrowing or indebtedness in the nature of borrowing (including, without limitation, any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained), forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) other than as set out in the Disclosure Letter and trade debts incurred by the Company in the ordinary and usual course of business since the last Accounts Date which do not exceed (pound)150,000 in aggregate and none of which exceeds (pound)15,000.

5.2.2 The Company has received no notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing which is repayable on demand.

5.2.3 There has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment under any agreement relating to any borrowing or indebtedness of the Company or to enforce any security given by the Company (or, in either case, any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).


6.        REGULATORY MATTERS

6.1       LICENCES

6.1.1 The licences, permissions, authorisations and consents set out in the Disclosure Letter comprise all the licences, permissions, authorisations, consents and rights required to be granted by third parties in order for the Company to carry on its business effectively in the places and in the manner in which such business is now carried on.

6.1.2 The licences, permissions, authorisations and consents set out in the Disclosure Letter are in full force and effect, are not limited in duration or subject to any unusual or onerous conditions and have been complied with in all respects.

6.1.3 No act, event or omission has occurred as a result of which, and there are no circumstances of which the Warrantors are aware which indicate that, any of the licences, permissions, authorisations or consents set out in the Disclosure Letter will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Shares by the Purchaser or otherwise).

6.2       COMPLIANCE WITH LAWS

6.2.1 The Company has conducted its business and corporate affairs in accordance with its Memorandum and Articles of Association and with all applicable laws and regulations (whether of the United Kingdom or of any other jurisdiction in which the Company has conducted its business and/or corporate affairs).

6.2.2 There is no violation by the Company of, or default with respect to, any statute, regulation, order, decree or judgment of any court or any governmental or regulatory authority (whether of the United Kingdom or of any other jurisdiction in which the Company has conducted its business and/or corporate affairs).

6.3       FAIR TRADING AND RESTRICTIVE PRACTICES

6.3.1 The Company is not a party to (and is not concerned in) any agreement, arrangement, concerted practice or course of conduct which:

          (a) is registrable under the provisions of the Restrictive Trade Practices Act 1976 (as amended); or

          (b)  contravenes the provisions of the Resale Prices Act 1976; or

          (c) amounts to an anti-competitive practice within section 2 of the Competition Act 1980; or

          (d)  contravenes  Article 85 and/or Article  86 of the Treaty of Rome;
               or

          (e) infringes the competition legislation or practice of any other jurisdiction in which the Company has conducted its business and/or corporate affairs.

6.3.2 The Company has received no process, notice or other communication (formal or informal) by or on behalf of the Office of Fair Trading (whether under the Fair Trading Act 1973, the Competition Act 1980 or otherwise), the Monopolies and Mergers Commission, the Secretary of State for Trade and Industry or the Commission of the European Communities or any other authority having jurisdiction in competition matters in relation to any aspect of the business of the Company or any agreement, arrangement, concerted practice or course of conduct to which the Company is, or is alleged to be, a party.

6.3.3 The Company is not involved in any practice or agreement as a result of which it is likely to receive any such process, notice or communication as is referred to in Warranty 6.3.2.

6.3.4 The Company is not subject to any order or judgment given by any court or governmental or regulatory authority, or party to any undertaking or assurance given to any such court or authority, in relation to competition matters which is still in force.

7.        THE COMPANY'S ASSETS

7.1       OWNERSHIP

7.1.1 For the purpose of this Warranty 7.1, "assets" includes plant, machinery, vehicles, equipment and stock but shall not include the Property, to which the provisions of Part 2 of this Schedule shall apply.

7.1.2 All the assets included in the Accounts of the Company or purchased by it since the Last Accounts Date (other than assets sold in the ordinary course of business but including all book debts owed to the Company) are the absolute property of the Company. Those assets are not the subject of any security interest or any assignment, equity, option, right of pre-emption, royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms, agreement whereby title to those assets is reserved to the supplier or any similar agreement or arrangement (or any obligation, including a conditional obligation, to create or enter into any such agreement or arrangement) except for those agreements listed in the Disclosure Letter.

7.2       POSSESSION AND THIRD PARTY FACILITIES

7.2.1 All of the assets owned by the Company, or in respect of which the Company has a right of use, are in the possession or under the control of the Company.

7.2.2 Where any assets are used but not owned by the Company or any facilities or services are provided to the Company by any third party, there has not occurred any event of default or any other event or circumstance which would entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

7.3       ADEQUACY OF ASSETS

7.3.1 The assets of the Company and the facilities and services to which the Company has a contractual right include all rights, properties, assets, facilities and services reasonably required for the carrying on of the business of the Company in the manner in which it is currently carried on.

7.3.2 The computer software used by the Company is capable of recognising and distinguishing between year dates relating to the 20th and 21st centuries and neither the functionality nor the performance of the computer software will be affected by the advent of the year 2000.

7.4       CONDITION

          All the fixtures, plant, machinery, equipment and vehicles owned and/or used by the Company:

          7.4.1 are in a reasonable state of repair, given the age and use made of the relevant asset, (fair wear and tear excepted) and have been regularly and properly maintained in accordance with appropriate technical specifications, safety regulations and the terms and conditions of any applicable agreement;

          7.4.2 are capable of being efficiently and properly used for the purposes for which they were acquired or are retained; and

          7.4.3 none is dangerous (if used in accordance with appropriate instructions), inefficient, obsolete (given the age of the relevant asset) or in need of renewal or replacement by reason of being worn out.

7.5       MAINTENANCE CONTRACTS

          Maintenance contracts are in full force and effect in respect of all assets which the Company is obliged to maintain or repair and in respect of all assets which it is necessary to have maintained by outside or specialist contractors.

7.6       ASSET REGISTER

          The Disclosure Letter includes a complete and accurate record of all the plant, machinery, equipment and vehicles owned, used or possessed by the Company.

7.7       CASH

7.7.1 Details of the cash balances of the Company as at the Completion Date are accurately set out in the Disclosure Letter.

7.8       INSURANCES

7.8.1 There is set out in the Disclosure Letter an accurate summary of the insurances maintained by or covering the Company. Such insurances are in full force and effect and, to the best of the knowledge, information and belief of the Vendors, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and Completion will not have the effect of terminating, or entitling any insurer to terminate, cover under any such insurance.

7.8.2 No claim is outstanding by the Company under any such policy of insurance and, to the best of the knowledge, information and belief of the Vendors, there are no circumstances likely to give rise to such a claim.

7.8.3 All premiums falling due in respect of such policies of insurance have been promptly paid.


8.        INTELLECTUAL PROPERTY RIGHTS

8.1 Save in respect of its name and personal computer software generally available in the market place, the Company does not require to conduct its Business any patents, trade marks and service marks (whether registered or not), registered design rights, utility models, applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world, copyright, design rights, inventions, confidential information, trade secrets, know-how, production data, business or trade names or the benefit of any licence in connection with any of the foregoing ("Intellectual Property Rights").

8.2 No notice or claim has been received by the Company which claims any infringement by the Company of any Intellectual Property Rights.


9.        CONTRACTUAL MATTERS

9.1       MATERIAL CONTRACTS

          Except as specified in the Disclosure Letter, there is not outstanding any agreement or arrangement to which the Company is a party:

          9.1.1 which, by virtue of the acquisition of the Shares by the Purchaser or other performance of the terms of this Deed, will result in:

                    (a) any third party being relieved of any obligation to the Company or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option) against the Company; or

                    (b) the Company being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or a liability or obligation of the Company being created or increased;

          9.1.2 entered into otherwise than by way of a bargain at arm's length;

          9.1.3 to which any of the provisions of section 320, 322 or 330 of the Companies Act may apply;

          9.1.4 (save for the guarantees specified in the Disclosure Letter) which establishes any guarantee, indemnity, suretyship, form of comfort or support (whether or not legally binding) given by the Company in respect of the obligations or solvency of any third party;

          9.1.5 which, upon completion by the Company of its work or the performance of its other obligations under it, is likely to result in a loss for the Company which is not fully provided for in the Accounts or which is either not expected to make a normal profit margin or which involves an abnormal degree of risk;

          9.1.6 or any power of attorney given by the Company or any other authority which would enable any person not employed by the Company to enter into any contract or commitment on behalf of the Company;

          9.1.7     which involves or is likely to involve:

                    (a) expenditure by the Company in excess of (pound)5,000 outside of the ordinary and normal course of business; or

                    (b) obligations or restrictions of the Company of an unusual or exceptional nature and not in the ordinary and usual course of the Business;

          9.1.8 which has more than three months left to run and is not capable of being terminated by three months' notice or less without payment of compensation or damages by the Company;

          9.1.9 which is an agreement or arrangement for the supply of consultancy or similar services to the Company;

          9.1.10 in which a director of the Company or any of the Vendors or any person connected with any of them is interested;

          9.1.11 which is any other agreement or arrangement having or likely to have a material adverse effect on the financial or trading position or prospects of the Company; or

          9.1.12 which is a bid, tender, proposal or offer which, if accepted, would result in the Company becoming a party to any agreement or arrangement of a kind described in Warranties 9.1.1 to 9.1.11 above.

9.2       DEFAULTS

9.2.1 The Company is not in default under any agreement to which it is a party and there are no circumstances likely to give rise to any such default.

9.2.2 No party with whom the Company has entered into any agreement or arrangement is in default under such agreement or arrangement and there are no circumstances likely to give rise to any such default.

9.3       TRADING RELATIONSHIPS

          During the 12 months preceding the Completion Date no customer of the Company who contributed five (5) per cent. or more of annual sales of the Company or supplier of the Company who supplied five (5) per cent. or more of the aggregate value of all purchases by the Company has ceased to deal with the Company or has indicated an intention to cease to deal with the Company, either in whole or in part, and, to the best of the knowledge, information and belief of the Vendors, no such person is likely to cease to deal with the Company or deal with the Company on a reduced level (whether as a result of the acquisition of the Shares by the Purchaser or other performance of the terms of this Deed or for any other reason).

9.4       PRINCIPAL CUSTOMERS AND SUPPLIERS

9.4.1 Other than as listed in the Disclosure Letter as appropriate, no customer or supplier (including any person connected in any way with any such customer or supplier) accounts either for more than ten (10) per cent. of the aggregate value of all sales or for more than ten
          (10) per cent. of the aggregate value of all purchases of the Company.


10.       LITIGATION AND INVESTIGATIONS

10.1      LITIGATION

10.1.1 Except as plaintiff in the collection of debts arising in the ordinary course of business (none of which exceeds (pound)5,000 and which do not exceed (pound)10,000 in aggregate), the Company is not, and no person for whose acts or defaults the Company is capable of being held vicariously liable is, a plaintiff or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning the Company or any of its assets.

10.1.2 The Company is not subject to any order or judgment given by any court or governmental agency and is not a party to any undertaking or assurance given to any court or governmental agency which is still in force.

10.1.3 So far as the Warrantors are aware there are no circumstances which are likely to give rise to any such proceeding, investigation or inquiry as is referred to in Warranty 10.1.1 or 10.1.2.

10.2      DEFECTIVE PRODUCTS

          The Company has not manufactured, sold or supplied any product or service which is or was or will become in any material respect faulty, defective or dangerous (unless inherently dangerous) (fair wear and tear excepted) or which does not comply in any material respect with any warranties or representations expressly or impliedly made by the Company or with all applicable laws, regulations, standards and requirements.


11.       DIRECTORS AND EMPLOYEES

11.1 The Disclosure Letter contains full details of the terms of employment (including the name, sex, age, position held, hours of work, date of commencement of period of continuous service, notice period, number of days' statutory sick pay received during current calendar year, current salary and other material benefits of each such person) of all employees of the Company.

11.2 No assurances or undertakings (whether legally binding or not) have been given to the employees of the Company as to the continuance or introduction or increase or improvement of any retirement, death, sickness or disability scheme.

11.3 No person is employed by the Company on terms which in any particular circumstances would entitle him to a bonus or incentive payment or commission (based on profits or turnover) or participation in a share option or share incentive scheme.

11.4 Since the Last Accounts Date no change has been made in the basis of emoluments or other terms of employment of any of the officers or employees of the Company.

11.5 There is no outstanding commitment (whether legally binding or not) to increase the remuneration of any officer or employee of the Company.

11.6 Neither the Company nor any of its employees is engaged in any industrial or trade dispute and so far as the Warrantors are aware no act, event or omission has occurred which is likely to give rise to any such dispute.

11.7 The Company has complied with all provisions of the legislation relating to statutory sick pay.

11.8 There is not outstanding any contract of service or contract for services between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation (other than compensation payable by statute) on one month's notice at any time.

11.9 There is no outstanding claim against the Company by any present or former employee of the Company nor any dispute between the Company and a material number or class of its employees and no payments are due by the Company under the provisions of the Employment Rights Act 1996.


12.       INSOLVENCY

12.1 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of the Company. No petition has been presented for an administration order to be made in relation to the Company, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the Properties, assets and/or undertaking of the Company.

12.2 No composition in satisfaction of the debts of the Company, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

12.3 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the Properties, assets and/or undertaking of the Company.

12.4 The Company is not and has not been party to any transaction with any third party or parties which, in the event of any such third party going into liquidation or receivership or an administration order or a bankruptcy order being made in relation to it or him, is likely to constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts, or (in Scotland) an unfair preference or a gratuitous alienation, under sections 238 to 245 and/or sections 339 to 344 of the Insolvency Act.

12.5 All charges in favour of the Company required to be registered in accordance with the provisions of sections 395 and 398 of the Companies Act have been so registered or comply with all necessary formalities as to registration or otherwise in any foreign jurisdiction.

                                 THE WARRANTIES

                                     PART 2
                               PROPERTY WARRANTIES

1. The Property comprises all the land and buildings owned, leased or occupied by the Company. The Company does not use or occupy or have an interest in any other land or buildings.

2. The Company has undisputed exclusive and actual possession of the whole of the Property and, during the period of the Company's ownership or tenancy of the Property there have been no disputes with adjoining proprietors or with third parties concerning any items common to any of the Property and to any contiguous property, access to or egress from the Property or the title to or right to exclusive and actual possession of the Property.

3. There are no circumstances which would entitle or require any superior landlord or any other person to exercise any right of irritancy or forfeiture or which restrict the right of the Company to continuing exclusive and actual possession or occupation of the Property, and without prejudice to the generality of the foregoing, there are no third party occupancy rights, leases or sub-leases affecting the Property.

4. The information provided by the Warrantors related to the Lease is true, complete and accurate in all respects.

5. All deeds and documents necessary to prove the title of the Company to the Property are in the possession of the Company or are held to the order of the Company.

6. The Company has duly complied with all material feuing or title conditions affecting or relating to the Property.

7. The Company has in respect of the Property complied in all respects with all statutory requirements, planning consents, bye-laws, orders and regulations affecting it and no notice of any breach or non-compliance by the Company in relation to any of the foregoing matters has been received.

8. The Company has not offered or agreed to dispose of any of the Property or any part of any of them or any interest therein and the Company has not offered or agreed to grant any option, sub-lease, servitude or interest or any other Encumbrance over any of the Properties or any part thereof or offered or agreed to acquire any other land or buildings or any interest therein.

9. There are no outstanding liabilities in respect of the maintenance or repair of any of the Property or of any property common to the Property and any contiguous property nor are there are any repairs or maintenance works proposed.

10. No buildings or other construction erected on any of the Property contains in its fabric any Hazardous Substance or any materials or substances whose use is not in accordance with current good building practice or with current building standards.

11. Copies of all building contracts and of all warranties and guarantees and of all consultants' contracts and terms of engagement relating to any building or engineering work carried out in respect of any of the Property in the last ten years are attached to the Disclosure Letter and there are no outstanding defects liability periods thereunder or any outstanding or contemplated actions, proceedings, costs, claims, damages or losses arising thereunder or in connection therewith.

12. The current use of the Property has been duly authorised or established under the Town & Country Planning (Scotland) Act 1997 and there are no conditions or restrictions attached to the said use.

13. In the event that any reservation of minerals affects the Property such reservation does not include the right to open or enter onto the surface of the Property and adequate compensation is payable to the Company for any damage occasioned to the Property in question as a consequence of any operations in connection with such reserved minerals.

14. There are no outstanding actions, disputes or claims affecting the Property.

15. There are no restrictions in the title deeds to the Property or otherwise which would prevent the Property from being used for their existing use and the business of the Company.

16. The Property has the benefit of all rights and services (including rights of access from the public roadway) necessary for their full use and enjoyment.

17. The Company has disclosed all information material to the continued occupation and use of the Property by the Company.

18.  There  are  no  securities,   burdens,  servitudes,  wayleaves,  overriding
     interests, rights of pre-emption or redemption, options or other third party rights or any other Encumbrances adversely affecting the Property other than the rights reserved to the landlords under the Leases (including Landlords' hypothec) and matters within the Warrantors knowledge.

19. All necessary consents, permissions, licences, warrants and others have been obtained and complied with for all works carried out on the Property and for their existing use.

20. Any alterations, improvements or additions carried out and completed to the Property have been carried out in accordance with valid planning permissions, building warrants, certificates of completion and all other requisite consents and copies of all such items are in the possession of the Company.

21. There are no orders or notices by the local authority or otherwise affecting the Property nor to the best of the knowledge, information and belief of the Vendors are there any present or future proposals whether in respect of the Property or other nearby subjects which would either adversely affect the use, value, amenity or character of the Property or result in any charge or other liability.

22. The carriageway, footpaths, kerbs, water channels and sewers ex adverso and serving the Property have been taken over for maintenance by the relevant public authority and there are no road widening or other road proposals affecting the Property or any charges due in respect of them.

23. The Property complies in all respects with all relevant statutes, subsidiary legislation and the like and in particular but without prejudice to the generality of the foregoing meet the requirements of the Department of Environmental Health and comply with the Offices, Shops and Railway Premises Act 1963 and the Health and Safety at Work etc. Act 1974.

24. The Property is served by electricity, gas and water from or to the mains supply and are directly connected to the mains sewers.

25. Either there is in existence for the Property a valid and unconditional fire certificate issued in the Fire Precautions Act 1971 and the Property complies with the conditions attaching to the same or alternatively, if a fire certificate is not required for the Property, nevertheless comply with the requirements of the Fire Precautions Act 1971 in all respects.

26.  The   title  to  the  Property  contains   no  unduly  onerous  or  unusual
     burdens, restrictions or conditions.

27. The Property is not listed as lying within a conservation area nor as being of architectural or historic interest nor are they the subject of a Tree Preservation Order, Section 75 Agreement or like restriction.

28. The Property is not subject to any feuduties or other monetary ground burdens where the cumulo or allocated proportion exceeds (pound)50 per annum in total other than rent, service charge or other monies payable in accordance with the Leases.

29.  The Company has a valid marketable title to the Leases.

30.  In relation to the Leases-

     30.1.1 the rents and all other outgoings payable have been paid in accordance with the terms of the Leases;

     30.1.2 they comprise the whole documentation affecting or relating to the tenant's interest in and to the Property and have not been the subject of any amendment or alteration or variation either formal or informal;

     30.1.3 The Company as tenant has complied with its obligations under the Leases and there are no outstanding claims in respect of the Leases and in particular no notice has been served by the landlord under the irritancy provision of any of the Leases;

     30.1.4    there are no sub-leases or subsidiary rights of occupation;

     30.1.5 no alterations, additions or improvements have been carried out by the Company as tenant without the landlords' consent where necessary;

     30.1.6 the Company is not aware of any proposals by any landlord for refurbishment or redevelopment which would give rise to a substantial increase in the service charge or contribution to common costs payable under the Leases; and

     30.1.7 there are no guarantees, rent deposits or similar arrangements entered into with any landlord by way of security for the implementation of the tenant's obligations.

31. The Company has not at any time assigned or otherwise disposed of any interest under a lease or any land or buildings in such a way that it retains any residual liability (contingent or otherwise) in respect thereof.

32. There is no rent review pending or dispute outstanding as to the relevant level of rent payable in respect of the Leases.

33.1 Neither the Company nor any of its officers, agents or employees have committed, whether by act or omission, any breach of Environmental Laws, and they have acted at all times in conformity with all relevant Environmental Laws.

33.2 The Company has not received any notice, order or other communications from any relevant authority which alleges a failure to comply with any Environmental Laws or failure to comply with which would constitute breach of any Environmental Laws or compliance with which could be secured by further proceedings. To the best of the knowledge, information and belief of the Warrantors there are no circumstances which might give rise to such notice, order or other communication being received or of any intention on the part of such authority to give such notice.

                                 THE WARRANTIES

                                     PART 3
                               PENSION WARRANTIES

1. Other than The Interface Graphics Limited Retirement and Death Benefit Scheme ("the Scheme"), there are no agreements or arrangements or obligations or commitments (whether legally binding or otherwise) under which the Company is required to make payment of a contribution towards or other provision of relevant benefits (as defined in section 612 of the Taxes Act) (including on an ex gratia basis) for the benefit of an employee or an employee's dependants and no undertaking or assurance (whether legally binding, written or oral) has been given by the Company to any person as to the continuance or introduction of any scheme or arrangement, or increase or improvement of any relevant benefits (including but not restricted to those provided under the Scheme) other than pursuant to the Scheme..

2. In respect of the Scheme all particulars have been disclosed to the Purchaser including complete and accurate copies of all formal governing documents, all explanatory booklets or announcements issued to members, any amendments thereto.

3.   In respect of the Scheme:-

     3.1  the Company is not required to pay contributions or expenses;

     3.2 only money purchase benefits (as defined in section 181(1) of the Pension Schemes Act 1993) are provided;

     3.3 exempt approved status for the purposes of Chapter I of Part XIV of the Taxes Act has been obtained and there is no reason why such status is likely to be withdrawn or cease to apply;

     3.4 there is no contracting-out certificate in force to cover employments to which the Scheme relates;

     3.5 it has at all times been administered in accordance with the trusts, powers and provisions of its governing documentation and has been administered in accordance with all applicable UK legislation and regulations (including but not restricted to the Pensions Act 1995);

     3.6 no reports have been made to nor has a fine or penalty been levied by the Occupational Pensions Regulatory Authority in relation to the Scheme nor are there any circumstances which would lead to such a fine or penalty being levied; and

     3.7 no claim has been made or threatened against the trustees or administrator of the Scheme (including any complaint under any internal dispute resolution procedure or to the Pensions Ombudsman and reports to the Occupational Pensions Regulatory Authority) in respect of any act, event, omission or other matter arising out of or in connection with the Scheme (other than routine claims for benefits) and there are no circumstances which may give rise to any such claim.

4. Benefits (except refunds of contributions) payable on the death of any employee are at the date of this Agreement, insured with one or more reputable insurance companies and all insurance premiums which have fallen due for payment have been paid.

                                 THE WARRANTIES

                                     PART 4
                                 TAX WARRANTIES


1.   ADMINISTRATION

1.1  The Company has at all times:

     1.1.1 punctually paid all Tax for which it is or has been liable to pay or account for prior to the date of this Deed and is not liable to pay any interest or penalty in connection with any claim for Taxation;

     1.1.2 made all payments under deduction of Tax which were required by law to have been so made and the Company has (if so required) accounted to the appropriate authority for the amounts deducted; and

     1.1.3 properly and punctually made or provided to the appropriate authority all returns, documents and information which the Company has been required by law to make or provide prior to the date of this Deed for the purposes of Taxation.

1.2 Any information that the Company has at any time supplied to the Inland Revenue, Customs and Excise or any other Taxation authority has been complete and true.

1.3 All returns which the Company has made for the purposes of Taxation and which relate to a period ending on or before a date referred to in relation to this warranty in the Disclosure Letter have been agreed by the appropriate authority.

1.4 There is no disagreement or dispute between the Company and the Inland Revenue or any other fiscal authority with regard to any such returns or otherwise in connection with Taxation and, so far as the Vendors are aware, no such disagreement or dispute is likely to occur.

1.5 The Company has not been the subject of an investigation by any Tax authority and none of the Vendors is aware of any circumstance which will or is likely to give rise to any such investigation.

1.6 The Company has not taken any action which has had, or might have, the result of prejudicing or disturbing any special arrangement details of which are set out in the Disclosure Letter.

1.7 All particulars furnished to the Inland Revenue or any other Taxation authority in connection with an application for a consent or clearance on behalf of or affecting the Company made full and accurate disclosure of all facts and circumstances which were material to be known by the authority in question.

1.8 Any transaction for which such a consent or clearance was obtained by or on behalf of the Company from any Taxation authority has been carried into effect (if at all) in accordance with the terms of the consent or clearance and the application therefor.

1.9 The Company has sufficient records to calculate any Tax liability or relief which would arise on a disposal or realisation of any of its assets on the date hereof.


2.   VALUE ADDED TAX

2.1  The Company:

     2.1.1     is registered for the purposes of VAT;

     2.1.2     has complied fully with the legislation relating to VAT;

     2.1.3 has maintained full and complete records and has obtained and/or retained such invoices and other documents as are required by such legislation; and

     2.1.4 has not been required by Customs and Excise to give security for the purposes of such legislation.

2.2 The Company has never been treated for the purposes of section 43 of VATA 1994 (groups of companies) as a member of a group of companies.

3.   PAYE AND NATIONAL INSURANCE

     The Company has properly operated the Pay As You Earn System (including its application to National Insurance Contributions), has maintained all proper records as required in respect thereof and has complied with all its reporting obligations to the Inland Revenue in connection with benefits provided for employees of the Company.


4.   STAMP AND CAPITAL DUTY

     All documents in the possession or under the control of the Company which are or may at any time be necessary to establish the title of the Company to any asset or the enforceability by the Company of any right and which are subject to stamp duty have been properly stamped; and no such documents which are outside the United Kingdom would attract stamp duty if brought into the United Kingdom.


5.   CASE I OF SCHEDULE D

5.1 All payments of an income nature which the Company has made since the Last Accounts Date and all such payments which the Company has bound itself to make in the future are or will be allowable as a deduction or a charge on income in computing the Company's profits for corporation tax purposes for the accounting period in which the payment has been or will be made.

5.2 There has been no change in the ownership of the Company nor any major change in the nature or conduct of any trade carried on by the Company for the purposes of sections 245 (calculation etc. of ACT on change of ownership of company) or 768 (change in ownership of company: disallowance of trading losses) or 768A (change in ownership: disallowance of carry back of trading losses) of the Taxes Act since its incorporation, nor has the scale of the activities in any trade carried on by the Company become small or negligible during that period.

5.3 Any unutilised and outstanding trading losses, capital losses, excess charges on income and management expenses, unrelieved advance corporation tax and surplus franked investment income are available to be carried forward and utilised by the Company in accounting periods beginning on or after the Last Accounts Date.

6.   CAPITAL GAINS

6.1 The values at which assets are included in the balance sheet in the Accounts correspond to the base cost of such assets (disregarding any indexation allowance which may be available pursuant to Chapter IV of Part II of TCGA 1992) for the purposes of the provision of the Tax legislation relating to corporation tax on chargeable gains.

6.2 If each of the capital assets of the Company were disposed of for a consideration equal to the book value of the asset in or adopted for the purpose of the Accounts, no liability to corporation tax on chargeable gains and no balancing charge under the Capital Allowances Act 1990 (other than a liability or charge which has been taken into account in computing the provision for deferred taxation in the Accounts) would arise.

6.3 In determining any liability to corporation tax on chargeable gains for the purposes of Warranty 6.2 any relief or allowance available to the Company, other than deductions allowed by section 38 of TCGA 1992 (acquisition and disposal costs etc.) or any indexation allowance provided under Chapter IV of Part II of TCGA 1992 shall be disregarded.

6.4 The Company does not own any capital assets on the disposal of which any allowable loss is liable to be reduced or any chargeable gain increased under sections 176 (depreciatory transactions within a group) or 177 (dividend stripping) or section 30 (tax-free benefits) of TCGA 1992.

6.5 The Company does not own any shares on a disposal of which the allowable expenditure is liable to be reduced under section 125 of TCGA 1992 (shares in a close company transferring assets at an undervalue).

6.6 No capital asset owned or agreed to be acquired by the Company (other than an asset the expenditure on which has qualified in full for capital allowances) is a wasting asset for the purposes of section 44 of TCGA 1992 (meaning of "wasting asset").

6.7 No chargeable gain will accrue to the Company on the disposal or satisfaction of any debt owed to the Company other than a debt on a security.

6.8 The Company has not acquired benefits under any policy of life assurance other than as the original beneficial owner.

6.9 The Company has not transferred the whole or any part of any trade carried on by it outside the United Kingdom through a branch or agency to a company not resident in the United Kingdom in circumstances in which a charge to Tax which would otherwise have arisen has been deferred under section 140 of TCGA 1992 (postponement of charge on transfer of assets to non-resident company).

6.10 No unpaid corporation tax is or could become recoverable from the Company under section 191 of TCGA 1992 (non-payment of tax by non-resident companies) in respect of any chargeable gain accruing on or before the date of Completion.


7.   DISTRIBUTIONS

7.1 No securities of the Company in issue at the date hereof, or which the Company has bound itself to issue, are such that any interest or other payment in respect thereof is liable to be treated as a distribution under section 209(2)(d) or section 209(2)(e) of the Taxes Act.

7.2 The Company has not repaid, or agreed to repay, any share capital other than fully paid preference shares within the meaning of section 210 of the Taxes Act (bonus issue following repayment of share capital).

7.3 The Company has not resolved or otherwise bound itself to make any future distributions within the meaning of section 209 of the Taxes Act (meaning of distribution).


8.   CAPITAL ALLOWANCES

     All capital allowances to be made to the Company in respect of capital expenditure incurred prior to the date hereof, or to be incurred under any subsisting commitment, will be made in taxing its trade.


9.   CLOSE COMPANIES

     The Company is not and never has been a close company as defined in Section 414 of the Taxes Act (close companies).

10.  MISCELLANEOUS

     The Company is not the tenant under any lease which was granted at an undervalue such that a charge might arise under section 35 of the Taxes Act (Schedule D charge on assignment of lease granted at an undervalue) on an assignment.


11.  ANTI-AVOIDANCE

11.1 The Company is, and always has been, UK. resident for tax purposes and has not been a party to or otherwise involved in any transaction to which section 765 of the Taxes Act (migration etc. of companies) applied, other than one in respect of which the prior consent of the Treasury was obtained or to which section 765A of the Taxes Act (movements of capital between residents of member States) applied without having duly provided the required information to the Board of the Inland Revenue.

11.2 The Company has not been party to any transaction in respect of which it is or could become liable to make any payments to which section 779 of the Taxes Act (sale and lease-back: limitation on tax reliefs) could apply.

11.3 The Company has not been party to any transaction to which section 786 of the Taxes Act (transactions associated with loans or credit) could apply.

11.4 The Company is not and never has been a dual resident company for the purposes of section 404(4) of the Taxes Act.


12.  INFORMATION

     Full details of the following are contained in the records of the Company to which the Purchaser has been granted full access:

     12.1 all appeals, applications, claims, disclaimers and elections made by the Company in relation to Taxation within the last six
               (6) years;

     12.2 all matters in respect of which the Company has at Completion, or may have (whether alone, or with any other person or persons), an outstanding entitlement to make any appeal, application, claim, disclaimer and/or election in relation to Taxation;

     12.3 any notice, direction, consent or clearance received by the Company in relation to Taxation within the last six (6) years;

     12.4 any special arrangements made by the Company with the Inland Revenue, Customs & Excise or any other Taxation authority within the last six (6) years;

     12.5 any circumstances which the Warrantors are aware might entitle the Company to make a claim for bad debt relief under section 22 of Value Added Tax Act 1983 (refund of tax in cases of bad debts) or section 36 of VATA 1994 (bad debts);

     12.6 any election to waive exemption from VAT in relation to any property which has been made by the Company at any time, or to which any property occupied or leased by the Company is subject;

     12.7 all transactions carried out within the last five (5) years in respect of which the Company has obtained relief from stamp duty under section 42 of the Finance Act 1930 (relief from transfer stamp duty in case of transfer of property as between associated companies);

     12.8 all transactions in respect of which any document has been submitted by the Company to the Inland Revenue for adjudication for stamp duty purposes and in respect of which the adjudication process has not yet been completed;

     12.9 all trading losses, capital losses, excess charges on income and management expenses, unrelieved advance corporation tax and surplus franked investment income;

     12.10     all debts on a security which are owed to the Company;

     12.11 full particulars of all transactions by which any capital assets owned by the Company were acquired:

               12.11.1 from a company which at the time of the acquisition was a member of the same group of companies for the purposes of section 170 of TCGA 1992 (groups of companies: interpretation);

               12.11.2   otherwise than by way of a bargain at arm's length;

               12.11.3 from a person who was connected with the Company within the meaning of section 286 of TCGA 1992 (connected persons: interpretation); or

               12.11.4 on a no gain/no loss basis by virtue of section 139 of TCGA 1992 (reconstruction or amalgamation involving transfer of business) or sections 126 to 138 of that Act,

               12.12 all surrenders or claims made by the Company for the purposes of group relief under sections 402 to 413 of the Taxes Act (group relief);

               12.13 all surrenders of advance corporation tax by or to the Company pursuant to section 240 of the Taxes Act (set-off of company's surplus ACT against subsidiary's liability to corporation tax); and

               12.14 all arrangements and agreements to which the Company is a party relating:

                         12.14.1 to the surrender of advance corporation tax under section 240 of the Taxes Act (set-off of company's surplus ACT against subsidiary's liability to corporation tax); or

                         12.4.2 to group relief as defined by section 402 of the Taxes Act (surrender of relief between members of groups and consortia).

13.  CLOSE COMPANIES

     13.1      The  Company is and has always been a close company as defined in section 414 of the Taxes Act (close companies).

     13.2 The Company has not made or agreed to make any such loan or advance or released or written off any such debt as it within sections 419 to 422 of the Taxes Act and no such loan, advance or debt is currently outstanding.

                                   SCHEDULE 5

                                  THE PROPERTY

                                     PART 1
                                PROPERTY DETAILS



1. First/Top floor comprising Suites 1, 2, 3 and 4 of Sandport House, 17 Coburg Street, Edinburgh EH6 6ET (Sandport House being hereinafter defined as "the Building"

2.   Part of Ground floor of the Building comprising Suite 5.

3.   Part of the Ground floor of the Building comprising Suite 7.

EXECUTED as a Deed by              )
JOHN HACKLAND CRAIG                ) /s/ John Hackland Craig
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
JOHN OWEN WARREN                   ) /s/ John Owen Warren
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
BARRY EDWARD SEALEY                ) /s/ Barry Edward Sealey
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
CHRISTOPHER JOHN SHAW              ) /s/ Christopher John Shaw
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh


EXECUTED as a Deed by              )
ALBERT SHAW                        ) /s/ Albert Shaw
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh

EXECUTED as a Deed by              )
ANDREW EDWARD SEALEY               ) /s/ P Shakeshaft
in the presence of:                )           As Attorney for Andrew Sealey


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
JOHN IRELAND                       ) /s/ John Ireland
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
MARGARET ANN CRAIG                 ) /s/ Margaret Ann Craig
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
GORDON O'MALLEY                    ) /s/ Gordon O'Malley
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
LORRAINE BROWN                     ) /s/ Lorraine Brown
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh

EXECUTED as a Deed by              )
ALISON MARGARET ANDREW             ) /s/ Alison Margaret Andrew
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
ALEXANDER LYON                     ) /s/ Alexander Lyon
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
ALISTAIR STEPHEN FISHER            ) /s/ Alistair Stephen Fisher
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
ROBIN CLARK                        ) /s/ Robin Clark
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh

EXECUTED as a Deed by              )
RODERICK CASTLE                    ) /s/ Roderick Castle
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh


EXECUTED as a Deed by              )
MOIRA DEMPSTER                     ) /s/ Moira Dempster
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh


EXECUTED as a Deed by              )
GAIL ARCHIBALD                     ) /s/ Gail Archibald
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh


EXECUTED as a Deed by              )
STEVEN BISSETT                     ) /s/ Steven Bissett
in the presence of:                )


DAVID MICHAEL KIRCHIN
19 Ainslie Place
Edinburgh



EXECUTED as a Deed by              )
ELEMENTS (UK) LIMITED              )
acting by:                         )

ANTHONY MANSER                     Director

PAUL MARTIN                        Secretary

Subscribed for and on behalf of INTERFACE GRAPHICS LIMITED by Christopher John Shaw, Director and ALISTAIR STEPHEN FISHER, Director, at Edinburgh on the 21st day of December 1998 before this witness:


Witness:       D M KIRCHIN

Full Name:     DAVID MICHAEL KIRCHIN

Address:       19 Ainslie Place
               Edinburgh

                                                    /s/ Christopher John Shaw
                                                    ----------------------------
                                                       Director

                                                    /s/ Alistair Stephen Fisher
                                                    ----------------------------
                                                       Director